UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.                                         )
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TD Banknorth Inc.

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March 30, 2006
Fellow TD Banknorth stockholders:
      On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of stockholders of TD Banknorth Inc., which will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, May 9, 2006 at 10:30 a.m., Eastern Time. The matters to be considered by stockholders at the annual meeting are described in detail in the accompanying materials.
      It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Even if you plan to attend the annual meeting, please mark, sign and date your proxy card today and return it in the envelope provided, or vote by telephone or via the Internet in accordance with the procedures described on your proxy card. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.
      Your continued support of and interest in TD Banknorth are sincerely appreciated.

Sincerely yours,

William J. Ryan
Chairman, President and
Chief Executive Officer

TD BANKNORTH INC.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540
(207) 761-8500
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To our stockholders:
      Our annual meeting of stockholders will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, May 9, 2006 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect fourteen Class A directors, each for a one-year term and in each case until their successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof. We are not aware of any other such business.
      You are entitled to notice of, and to vote at, the annual meeting or at any adjournment thereof only if you are a record holder of our common stock on March 17, 2006.

By Order of the Board of Directors

Carol L. Mitchell, Esq.
Senior Executive Vice President, General Counsel and Secretary
Portland, Maine
March 30, 2006
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR VIA THE INTERNET IN THE MANNER DESCRIBED ON THE PROXY CARD. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN FEW SHARES OR MANY.

i

TD BANKNORTH INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
      We are providing this proxy statement and accompanying form of proxy to you in connection with the solicitation by the board of directors of TD Banknorth Inc. of proxies to be voted at our 2006 annual meeting of stockholders and at any adjournment thereof. In this proxy statement, “TD Banknorth,” “we,” “us” and “our” refer to TD Banknorth Inc. and, unless the context otherwise requires, our predecessor Banknorth Group, Inc.
      You are cordially invited to attend the annual meeting, which is to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, May 9, 2006 at 10:30 a.m., Eastern Time. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.
      We are first mailing this proxy statement and the accompanying form of proxy on or about March 30, 2006 to the holders of our common stock on March 17, 2006, the record date for the annual meeting.
VOTING
Stockholders Entitled to Vote
      Our Board of Directors has fixed the close of business on March 17, 2006 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting. On that date we had two classes of capital stock outstanding: common stock, of which 227,928,774 shares were issued and outstanding, and Class B common stock, of which one share was issued and outstanding. The Toronto-Dominion Bank, a Canadian chartered bank, is the owner of 55.8% of the outstanding common stock and of the one outstanding share of Class B common stock as of the record date.
      Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the annual meeting, other than the election of Class B directors. Only the holders of common stock will be entitled to vote for the election of Class A directors, and only the holder of the Class B common stock will be entitled to vote for the election of Class B directors. (Unless otherwise noted, the term “director” includes the Class A directors and the Class B directors.) Each outstanding share of common stock will be entitled to one vote in the election of Class A directors, and the outstanding share of Class B common stock will be entitled to one vote in the election of Class B directors.
How to Vote Your Shares
      Stockholders of record may vote by attending the annual meeting and voting in person, as well as by appointing a proxy by telephone, via the Internet or by mail. Our telephone and Internet voting procedures are designed to authenticate stockholders.

•	Voting by Telephone: You can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

•	Voting via the Internet: You can vote via the Internet by accessing the web site listed on your proxy card and following the instructions you will find on the web site. Internet voting is available 24 hours a day. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

•	Voting by Mail: If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.
      If you are a participant in the TD Banknorth 401(k) Plan or the Hudson United Bancorp and Subsidiaries Savings and Investment Plan, you may give voting instructions to Mellon Investor Services LLC, our transfer agent, by completing and returning a voting instruction ballot distributed to plan participants along with this proxy statement, or by telephone or via the Internet as described on your ballot. Our transfer agent will certify the totals for the plans to the trustees for the plans, for the purpose of having those shares voted in accordance with your instructions.
How to Change Your Vote
      You have the power to revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of TD Banknorth written notice (Carol L. Mitchell, Esq., Senior Executive Vice President, General Counsel and Secretary, TD Banknorth Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540);

•	submitting to TD Banknorth a duly executed proxy bearing a later date;

•	voting on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted); or

•	appearing at the annual meeting and giving the Secretary notice of your intention to vote in person.
      Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.
      Proxies solicited may be voted only at the annual meeting and any adjournment and will not be used for any other meeting.
Quorum Needed to Hold the Meeting
      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum at the annual meeting for the election of Class A directors and for any other proposal or matter, other than the election of Class B directors. Thus, the presence at the annual meeting, in person or by proxy, of the holders of common stock representing at least 113,964,388 shares will be required to establish a quorum for such purposes. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum of the holders of common stock exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
      The presence, in person or by proxy, of the holder of the outstanding share of Class B common stock is necessary to constitute a quorum at the annual meeting for the election of Class B directors.
      The absence of a quorum for the Class B common stock will not prevent the election of Class A directors and approval of the other proposals to be considered by the holders of common stock at the annual meeting, and the absence of a quorum for the common stock will not prevent the election of Class B directors by the holder of the Class B common stock at the annual meeting.

Broker “Discretionary Voting”
      Under rules of the New York Stock Exchange (“NYSE”), banks, brokers and other nominees may vote shares held by them for a customer on matters that the NYSE determines to be routine, even though the bank, broker or other nominee has not received instructions from the customer. Routine matters for this purpose include the election of Class A directors and ratification of the appointment of our independent registered public accounting firm.
Counting Your Vote
      If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or vote by telephone or via the Internet without giving specific voting instructions, your shares will be voted “FOR” the nominees for director described herein and “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006, as recommended by our Board of Directors.
      If any other matters are properly presented for consideration at the annual meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time of the printing of this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.
Required Votes
      The persons receiving the greatest number of votes of the common stock will be elected as Class A directors of TD Banknorth. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006, as well as any other matter properly submitted to the holders of the common stock for their consideration at the annual meeting, other than the election of Class B directors, will be approved if the number of votes cast by holders of common stock favoring the proposal exceed the number of votes cast opposing the proposal.
      With regard to the election of Class A directors, you may vote in favor of or withhold authority to vote for one or more nominees for Class A director. Votes that are withheld in connection with the election of one or more nominees for Class A director will not be counted as votes cast for such individuals and accordingly will have no effect. An abstention may be specified on each other proposal. Abstentions will have no effect on any such proposal.
Voting Results
      The preliminary voting results will be announced at the annual meeting. The final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter of 2006.
Costs of Solicitation
      The cost of the solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.
Electronic Delivery of Proxy Materials
      You also can access our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2005, which includes our annual report to stockholders, via the Internet at http://www.tdbanknorth.com and clicking on our Investor Relations link. For next year’s stockholders’ meeting, you can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report electronically over the Internet. If you hold your shares in your own name (instead of through a bank, broker or other nominee), you can choose this option by following the instructions at the Internet voting website at www.proxyvoting.com/bnk, which has been established for you to vote your shares for the meeting. You also may request electronic delivery of annual meeting materials at any time in the future by going directly to http://www.tdbanknorth.com and clicking on our Investor Relations link or by going to our transfer agent’s website at http://www.melloninvestor.com and clicking on the For Investors link. Please be aware that if you choose to receive future proxy materials and annual reports over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. If you choose to receive your proxy materials and annual report electronically, prior to next year’s stockholders’ meeting you will receive an e-mail notification when the proxy materials and annual report are available for on-line review over the Internet, as well as instructions for voting electronically over the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to Investor Relations, TD Banknorth Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540 or by contacting our transfer agent, Mellon Investor Services LLC, at http://www.melloninvestor.com.

GOVERNANCE OF TD BANKNORTH
General
      Our business and affairs are managed by or under the direction of our Board of Directors. Our Board of Directors has adopted Corporate Governance Guidelines which formalize various practices which the Board believes are necessary for it to review and evaluate our business and operations. You may view our Corporate Governance Guidelines on our website at http://www.tdbanknorth.com/investorrelations and may obtain a printed copy of these guidelines by sending a written request to our Secretary at TD Banknorth Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540. Our Board of Directors regularly monitors developments in the area of corporate governance and adopts changes, as appropriate, to its Corporate Governance Guidelines and practices to comply with applicable requirements and to adopt what it believes are the best policies and practices for TD Banknorth.
      In addition to our Corporate Governance Guidelines, there are significant provisions regarding the composition of, and action by, our Board of Directors and its committees in our certificate of incorporation and an amended and restated stockholders agreement, dated as of August 25, 2004, among The Toronto-Dominion Bank, TD Banknorth and Banknorth Group, Inc. (the “stockholders agreement”). These provisions, certain of which are briefly noted below, became effective upon The Toronto-Dominion Bank’s acquisition of a majority interest in us effective March 1, 2005, which we refer to as the “acquisition.”
      Composition of the Board of Directors. Under the certificate of incorporation and the stockholders agreement, the Board of Directors of TD Banknorth consists of the Class A directors elected by all stockholders, including The Toronto-Dominion Bank, and the Class B directors elected by The Toronto-Dominion Bank in its capacity as the holder of the Class B common stock. Moreover, under the same, TD Banknorth’s Board of Directors includes:

•	four designated independent Class A directors, as described under “— Designated Independent Directors” below;

•	William J. Ryan, the present Chairman, President and Chief Executive Officer of TD Banknorth, who will serve as a director and as Chairman for so long as he remains the chief executive officer of TD Banknorth; and

•	a number of Class B directors designated from time to time by The Toronto-Dominion Bank, as the holder of the Class B common stock, provided that the number of Class B directors may not be more than one more than the total number of Class A directors then in office.
      Upon the completion of the acquisition, each of the directors of Banknorth Group, Inc. became a Class A director of TD Banknorth and the Board of Directors of TD Banknorth elected three persons designated by The Toronto-Dominion Bank as Class B directors of TD Banknorth. Subsequently, in October 2005, The Toronto-Dominion Bank appointed a fourth Class B director.
      The Toronto-Dominion Bank has agreed in the stockholders agreement not to take any action to remove any person who is currently serving as a Class A director of TD Banknorth prior to the date when that director would have been required to stand for re-election as a director of Banknorth Group, Inc., measured as of August 25, 2004.
      Designated Independent Directors. The Board of Directors of TD Banknorth includes four Class A directors who serve as designated independent directors. These directors are responsible for making a number of determinations relating to the governance arrangements of TD Banknorth, including with respect to the approval of:

•	an increase in the percentage limitation on The Toronto-Dominion Bank’s ownership of our voting securities set forth in the stockholders agreement

•	“going-private” transactions with respect to TD Banknorth

•	certain transfers of voting securities of TD Banknorth by The Toronto-Dominion Bank

•	delisting of the TD Banknorth common stock from the NYSE

•	the terms of any contribution by The Toronto-Dominion Bank to TD Banknorth of a retail bank acquired by The Toronto-Dominion Bank, to the extent permitted by the stockholders agreement, and

•	amendment of, or waiver of TD Banknorth’s rights under, the stockholders agreement.
      Any vacancy in a seat held by a Class A director who serves as a designated independent director will be filled by the remaining designated independent directors, subject to the consent of a majority of the directors on the Nominating and Corporate Governance Committee, which (subject to the exercise of the committee member’s fiduciary duties) may not be unreasonably withheld. Any designated independent director must qualify as an “independent director” under applicable NYSE listing requirements with respect to TD Banknorth and The Toronto-Dominion Bank, may not be a Class B director or an affiliate or past or present officer, director or employee of The Toronto-Dominion Bank and must not have been nominated by The Toronto-Dominion Bank or any of its affiliates. If no designated independent directors are in office to fill the vacancies for designated independent directors, a majority of the independent directors who would be qualified as designated independent directors under the preceding sentence will fill those vacancies, subject to the consent of a majority of the directors on the Nominating and Corporate Governance Committee, which (subject to the exercise of the committee member’s fiduciary duties) may not be unreasonably withheld.
      Board Quorum; Vote Required for Board Action. Under the terms of our certificate of incorporation and the stockholders agreement:

•	a quorum for any meeting of the Board of Directors of TD Banknorth requires the presence of a majority of the total number of authorized directors then constituting the entire Board of Directors and a majority of the Class B directors then in office; and

•	any determination or other action of or by the Board of Directors of TD Banknorth (other than action by unanimous written consent in lieu of a meeting) requires the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of the directors present at that meeting, including a majority of the Class B directors present at that meeting.
      Committees of the Board of Directors. Our certificate of incorporation and the stockholders agreement provide that each committee of our Board of Directors, other than the Designated Independent Director Committee, shall consist of a majority of Class B directors and not fewer than two Class A directors, unless restricted by law or stock exchange rule. If applicable law or stock exchange rule prevents any Class B director from serving on a particular committee, at least one Class B director will be entitled to attend committee meetings as an observer. Our certificate of incorporation and the stockholders agreement provide that the Nominating and Corporate Governance Committee shall consist of four Class B directors and three of the designated independent directors. The number of Class B directors entitled to serve on committees of the Board of Directors may be further limited, pursuant to the terms of our certificate of incorporation and the stockholders agreement, as a result of a decrease in the ownership of voting securities of TD Banknorth by The Toronto-Dominion Bank and its affiliates.
      The Toronto-Dominion Bank has waived the requirement that each committee of our Board of Directors, other than the Designated Independent Directors Committee, be comprised of a majority of Class B directors until such time as The Toronto-Dominion Bank advises us of its determination to exercise its right to require any or all of such committees to be so comprised. The Toronto-Dominion Bank has reserved the right to exercise such right at any time.
Independence of TD Banknorth’s Board of Directors and Members of Its Committees
      Under the NYSE Listed Company Manual, a listed company of which more than 50% of the voting power is held by another company, such as TD Banknorth, need not comply with the requirements to have a majority of independent directors and a compensation committee and nominating and governance committee consisting entirely of independent directors. Controlled listed companies must maintain an audit committee which is comprised entirely of independent directors, as well as comply with certain other corporate governance requirements established by the NYSE.
      Although we need not comply with certain of the NYSE’s corporate governance requirements, it is the policy of our Board of Directors that a substantial majority of TD Banknorth’s directors be independent of TD Banknorth and its subsidiaries and other affiliates, including The Toronto-Dominion Bank, within the meaning of applicable laws and regulations, the listing standards of the NYSE and our Corporate Governance Guidelines, as well as that TD Banknorth maintain an Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee comprised entirely of independent directors.
      In order to make determinations regarding independence of directors, our Board of Directors annually considers all transactions and relationships between each director, as well as any member of his or her immediate family or other affiliates of the director, and TD Banknorth and its subsidiaries and other affiliates, including the transactions described under “Compensation of Executive Officers and Related Party Transactions — Indebtedness of Directors and Management and Certain Transactions” below. These transactions and relationships are evaluated in accordance with the portion of our Corporate Governance Guidelines which addresses director independence, which is described in detail on Annex A to this proxy statement.
      Our Board of Directors has determined that the fact that a person is a Class B director designated by The Toronto-Dominion Bank does not, standing alone, compromise a director’s independence as a member of our Board of Directors. Because The Toronto-Dominion Bank is an affiliate of TD Banknorth, however, a Class B director may not be deemed to be independent of TD Banknorth unless the director is independent of both TD Banknorth and The Toronto-Dominion Bank. For example, a Class B director who was an executive officer of The Toronto-Dominion Bank or a director of The Toronto-Dominion Bank who also was an employee of The Toronto-Dominion Bank would not be regarded as an independent director of TD Banknorth and could not under applicable law and NYSE guidelines serve as a member of our Audit Committee or under our Corporate Governance Guidelines serve as a member of our Audit Committee, Human Resources and Compensation Committee or Nominating and Corporate Governance Committee.
      Based on its annual review, our Board of Directors has affirmatively determined that all of the Class A directors nominated for election at the annual meeting are independent, with the exception of William J. Ryan, who is considered an inside director because of his employment as Chairman, President and Chief Executive Officer of TD Banknorth, and John Otis Drew, who received $360,000 in 2005 from TD Banknorth pursuant to the terms of a consulting agreement between TD Banknorth and Mr. Drew. See “Compensation of Executive Officers and Related Party Transactions — Indebtedness of Directors and Management and Certain Transactions,” beginning on page 36. Our Board of Directors also has affirmatively determined that all of the Class B directors nominated by The Toronto-Dominion Bank in its capacity as the holder of the Class B common stock are independent, with the exception of W. Edmund Clark, who is President and Chief Executive Officer of The Toronto-Dominion Bank, and Bharat B. Masrani, who is Vice Chair and Chief Risk Officer of The Toronto-Dominion Bank. In addition, our Board of Directors has affirmatively determined that each member of the Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors is independent within the meaning of applicable laws and regulations, the requirements of the NYSE and our Corporate Governance Guidelines.
Meetings of the Board and Its Committees
      Regular meetings of our Board of Directors are held seven times per year. The Board of Directors held a total of 14 regular and special meetings during 2005. In addition, there were meetings during 2005 of the various committees of our Board of Directors. None of the nominees for director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held while he or she was a member of the Board during 2005 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 2005.
Lead Directors
      TD Banknorth’s outside directors (which consist of all directors other than Messrs. Ryan, Clark and Masrani) have elected two lead directors, who are responsible for coordinating the activities of the other outside directors, including the establishment of the agenda for executive sessions of the outside directors, and who preside over the executive sessions of the outside directors. Malcolm W. Philbrook, Jr. and Angelo P. Pizzagalli currently serve as our lead directors. Following the retirement of Messrs. Philbrook and Pizzagalli from the Board effective upon the annual meeting, P. Kevin Condron and Curtis M. Scribner are expected to be elected to serve as our lead directors.
Directors’ Attendance at Annual Meetings of Stockholders
      Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we typically schedule a Board meeting in conjunction with our annual meeting of stockholders and expect that our directors will attend, absent a valid reason for not doing so. In 2005 and 2004, all of our directors attended our annual meeting of stockholders.
Committees of the Board of Directors
      Our Board of Directors has established the following committees: Audit, Human Resources and Compensation, Nominating and Corporate Governance, Executive and Strategic Planning. In addition, pursuant to our certificate of incorporation and the stockholders agreement, our Board of Directors maintains a Designated Independent Directors Committee. A brief description of these committees is set forth below.
      Audit Committee. The primary responsibilities of the Audit Committee are to:

•	monitor the integrity of TD Banknorth’s consolidated financial statements, financial reporting process and systems of internal controls regarding finance and accounting, its risk management and compliance with legal and regulatory requirements;

•	appoint, compensate and monitor the independence and performance of TD Banknorth’s independent registered public accounting firm, as well as monitor the independence and performance of TD Banknorth’s internal audit department; and

•	provide an avenue of communication among the independent registered public accounting firm, management, the internal audit department and the board of directors.
      The members of the Audit Committee currently are directors Gerry S. Weidema (Chair), William E. Bennett, Robert G. Clarke, Colleen A. Khoury, Dana S. Levenson, Steven T. Martin, Irving E. Rogers III and Curtis M. Scribner. Mr. Clarke is expected to be elected Chair of the Audit Committee at the annual organizational meeting of the Board of Directors immediately prior to the annual meeting of stockholders. Our Board of Directors has determined that Messrs. Clarke and Martin and Ms. Weidema meet the requirements established by the Securities and Exchange Commission (“SEC”) for qualification as an audit committee financial expert, as well as have accounting and related financial management expertise within the meaning of the requirements of the NYSE.
      The Audit Committee operates pursuant to a written charter, which can be reviewed on our website at http://www.tdbanknorth.com/investorrelations. The report of the Audit Committee begins on page 15 of this proxy statement. The Audit Committee met 15 times in 2005.

      Human Resources and Compensation Committee. The primary responsibilities of the Human Resources and Compensation Committee are to:

•	establish the compensation and benefits for the president and chief executive officer and other executive officers of TD Banknorth;

•	evaluate the performance of the president and chief executive officer and other senior executive officers of TD Banknorth; and

•	review, recommend and approve executive compensation, equity plans and retirement plans for employees of TD Banknorth.
      The members of the Human Resources and Compensation Committee currently are directors P. Kevin Condron (Chair), Steven T. Martin, John M. Naughton, Malcolm W. Philbrook, Jr., Wilbur J. Prezzano and Irving E. Rogers III. The Human Resources and Compensation Committee operates pursuant to a written charter, which can be viewed on our website at http://www.tdbanknorth.com/investorrelations. The report of the Human Resources and Compensation Committee begins on page 38 of this proxy statement. The Human Resources and Compensation Committee met eight times in 2005.
      Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee are to evaluate and make recommendations to the Board of Directors for the election of Class A directors by holders of the common stock, develop corporate governance guidelines for TD Banknorth and its directors and evaluate the performance of the Board of Directors and its members and committees. The members of the Nominating and Corporate Governance Committee currently are directors Scribner (Chair), Condron, Levenson, Philbrook, Pizzagalli and Weidema. Mr. Clarke will be elected as a member of this Committee at the annual organizational meeting of the Board of Directors immediately prior to the annual meeting of stockholders.
      The Nominating and Corporate Governance Committee operates pursuant to a written charter, which can be viewed on our website at http://www.tdbanknorth.com/investorrelations. The Nominating and Corporate Governance Committee met four times during 2005.
      Executive Committee. The Executive Committee acts for the Board of Directors in the interval between meetings, oversees the activities of certain departments and makes recommendations to the full Board regarding acquisitions. The members of the Executive Committee currently are directors Pizzagalli (Chair), Condron, Levenson, Philbrook, Ryan, Scribner and Weidema. The Executive Committee met twice during 2005.
      Strategic Planning Committee. The Strategic Planning Committee reviews potential strategic alliances and acquisitions and makes recommendations to the chief executive officer relative to the same. The members of the Strategic Planning Committee currently are directors Ryan (Chair), Clark, Condron, Levenson, Philbrook and Pizzagalli. The Strategic Planning Committee met twice in 2005.
      Designated Independent Directors Committee. The Designated Independent Directors Committee is established and maintained pursuant to requirements set forth in our certificate of incorporation and the stockholders agreement. This committee is authorized to exercise the authority otherwise solely vested in the Designated Independent Directors, as described under “— General — Designated Independent Directors” above. The members of the Designated Independent Directors Committee currently are directors Condron (Chair), Levenson, Pizzagalli and Scribner. Mr. Clarke has been elected to replace Mr. Pizzagalli on this Committee upon his retirement from the Board at the annual meeting. This committee was established in connection with the completion of the acquisition and did not meet in 2005.
Compensation of Directors
      Fees. Directors of TD Banknorth, other than those directors who are employed by The Toronto-Dominion Bank, TD Banknorth or its subsidiaries, were paid in 2005 an annual cash retainer of $28,000. All non-employee directors also received $1,125 for attendance at each meeting of the Board of Directors of TD Banknorth and $1,000 for attendance at each meeting of its committees and reimbursement for travel time in excess of one hour at a rate of $25 per hour per meeting, up to a maximum of six hours. Directors who served as chairs of the various Board committees were paid an additional annual retainer of $4,000.
      Equity Awards. In addition to the annual cash retainer, directors receive an annual grant of restricted stock under the TD Banknorth Amended and Restated 2003 Equity Incentive Plan (“2003 Equity Incentive Plan”). The 2005 grant was valued at $10,000 and was made on July 1, 2005. The number of shares of common stock to be issued to each non-employee director is determined by dividing the annual award by the closing price of the common stock on the last trading day preceding the payout date, and amounted to 335 shares on July 1, 2005. Additionally, on May 24, 2005, a special grant of 2,000 shares of restricted stock, which had a value of $61,200 based on the closing price of the TD Banknorth common stock on that date, was made to each non-employee director of TD Banknorth in recognition of their efforts to successfully complete the acquisition.
      The holders of shares of common stock acquired pursuant to these restricted stock grants to directors are entitled to all distributions made with respect thereto and all voting rights associated therewith. The shares of common stock issued under the 2003 Equity Incentive Plan may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), however, except that such restrictions shall lapse upon (a) death of the non-employee director; (b) disability of the non-employee director preventing continued service on the Board of Directors of TD Banknorth; (c) retirement of the non-employee director from service as a director of TD Banknorth in accordance with TD Banknorth’s policy on retirement of non-employee directors then in effect; (d) termination of service as a director with the consent of a majority of the members of the Board of Directors of TD Banknorth, other than the non-employee director; or (e) a change in control, as defined in the 2003 Equity Incentive Plan. If a non-employee director ceases to be a director of TD Banknorth for any other reason, the shares of common stock issued to such director pursuant to the 2003 Equity Incentive Plan shall be forfeited and revert to TD Banknorth. The shares of common stock issued to non-employee directors pursuant to the 2003 Equity Incentive Plan are held by TD Banknorth’s transfer agent subject to the foregoing restrictions on transfer.
      Directors also receive a portion of their compensation for service on the Board in the form of an annual grant of options to purchase common stock. On May 24, 2005, options to purchase 2,000 shares of common stock at an exercise price of $30.60 were granted pursuant to the 2003 Equity Incentive Plan to each non-employee director of TD Banknorth who was a director on that date. The exercise price per share for each option granted under the Plan is the fair market value of a share of common stock on the date of grant and the options are exercisable upon grant.
      Deferred Compensation Plan. TD Banknorth maintains a Deferred Compensation Plan which allows non-employee directors of TD Banknorth and its subsidiaries to defer all or any portion of the fees received from TD Banknorth. Benefits are payable upon the dates selected by the directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years. A director may elect annually to have the amounts deferred treated as if they were hypothetically invested in common stock and/or such investments as shall be designated by the administrator of the Deferred Compensation Plan from time to time. In February 2005, directors and other participants in the Deferred Compensation Plan were given a one-time opportunity to terminate their participation in this plan pursuant to the American Jobs Creation Act of 2004. Messrs. Condron, Levenson, Martin, Pizzagalli and Rogers and Ms. Weidema elected to terminate their participation. In addition, the pending acquisition by The Toronto-Dominion Bank and the added complication of the new requirements imposed by the American Jobs Creation Act of 2004 prompted us to suspend enrollment for the 2005 plan year.
Selection of Nominees for the Board
      The Nominating and Corporate Governance Committee considers candidates for Class A director suggested by directors of TD Banknorth, as well as management and stockholders of TD Banknorth, and also may solicit prospective nominees identified by it. Nominees for election as Class A director also may be obtained pursuant to our acquisition strategy, pursuant to which we have regularly retained qualified directors of acquired companies who have a proven record of performance and can assist TD Banknorth in expanding into new markets and areas.
      Pursuant to our certificate of incorporation and the stockholders agreement, Class B directors are nominated and elected by The Toronto-Dominion Bank in its capacity as the holder of the Class B common stock. In addition, any vacancy in a seat held by a Class A director who is a designated independent director will be filled by the remaining designated independent directors, subject to the consent of a majority of the directors on the Nominating and Corporate Governance Committee. See “— General” above.
      A stockholder who desires to recommend a prospective nominee for Class A director should notify TD Banknorth’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee also will consider whether to nominate any person nominated pursuant to the provision of our bylaws relating to stockholder nominations, which is described under “— Stockholder Nominations” below. The Nominating and Corporate Governance Committee has sole authority to retain a third-party search firm to identify or evaluate, or assist in identifying and evaluating, potential nominees if it so desires, although it has not done so to date.
      Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation criteria described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it then evaluates the prospective nominee against the standards and qualifications set forth in our Corporate Governance Guidelines.
      Our Corporate Governance Guidelines contain a policy that the Board of Directors of TD Banknorth at all times reflect the following characteristics:

•	each director shall at all times exhibit high standards of integrity and commitment and the ability and willingness to apply sound business judgment;

•	directors shall have reputations, both personal and professional, consistent with the image and reputation of TD Banknorth;

•	directors shall be highly accomplished in their respective field, with superior credentials and recognition;

•	the Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of TD Banknorth’s operations and interests;

•	each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending stockholder meetings and meetings of the Board and committees of the Board of which he or she is a member, and by reviewing in advance all meeting materials;

•	the Board shall meet the standards of independence set forth in our Corporate Governance Guidelines;

•	at least one member of the Board shall qualify as a “financial expert” as defined in regulations promulgated by the SEC;

•	the Board shall be representative of the geographic areas of the communities which it serves; and

•	the Board shall reflect a diversity of background and experience.

      Other than the foregoing and the criteria for designated independent directors discussed under “— General — Designated Independent Directors” above, there are no stated minimum criteria for directors, except for the retirement policy of TD Banknorth, which provides that a director may not stand for reelection after reaching age 72, and a nominee’s compliance, or in the case of a new director, willingness to comply, with the equity ownership guidelines for directors of TD Banknorth, which are discussed under “Report of the Human Resources and Compensation Committee,” which begins on page 38.
      In addition to the foregoing criteria, the Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, in concert with our Chairman and Chief Executive Officer, interviews prospective nominees in person or by telephone. After completing this evaluation and any interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated for election as Class A directors by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.
Stockholder Nominations for the Board
      Our bylaws govern nominations for election to our Board of Directors and require all nominations for election to the Board of Directors, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Written notice of a stockholder nomination for election of a director at an annual meeting of stockholders must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of TD Banknorth not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. For our annual meeting in 2007, this notice must be received between January 9, 2007 and February 8, 2007. Each written notice of a stockholder nomination shall set forth the information specified in Section 1.10(a)(2) of our bylaws. If the facts warrant, the chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in our bylaws and the defective nomination shall be disregarded. We did not receive any stockholder nominations for director in connection with the annual meeting.
Stockholder Communications with the Board
      Pursuant to our Corporate Governance Guidelines, stockholders may communicate with the members of our Board of Directors who have been designated as our lead directors or with our outside directors as a group by writing to our lead directors at the following address: Lead Directors, TD Banknorth Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540. Our Corporate Governance Guidelines provide a formal process for handling letters received by TD Banknorth and addressed to the lead directors or other non-management members of the Board. Under that process, the General Counsel and Secretary of TD Banknorth shall review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the General Counsel and Secretary, deal with the functions of the Board or committees thereof or that she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by TD Banknorth that is addressed to members of the Board and request copies of any such correspondence.
Code of Conduct and Ethics
      Since 1991, we have maintained a comprehensive Code of Conduct and Ethics which covers all directors (including advisory directors), officers and employees of TD Banknorth and its subsidiaries. The Code of Conduct and Ethics requires that our directors, officers and employees avoid conflicts of interest; maintain the confidentiality of information relating to TD Banknorth and its customers; engage in transactions in the common stock only in compliance with applicable laws and regulations and the requirements set forth in the Code of Conduct and Ethics; and comply with other requirements which are intended to ensure that they conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of TD Banknorth. Our Code of Conduct specifically imposes standards of conduct on TD Banknorth’s chief executive officer, chief financial officer, principal accounting officer and other persons with financial reporting responsibilities which are identified in a regulation issued by the SEC dealing with corporate codes of conduct
      All of our directors, officers and employees are required to affirm in writing that they have reviewed and understand the Code of Conduct and Ethics. We provide training for our directors, officers and employees on the Code of Conduct and Ethics and their legal obligations when they join TD Banknorth.
      You may view a copy of our Code of Conduct and Ethics on our website at http://www.tdbanknorth.com/investorrelations and may obtain a printed copy by sending a written request to our Secretary at TD Banknorth Inc., P.O. Box 9540, Two Portland Square, Portland, Maine 04112-9540.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Independent Registered Public Accounting Firm
      Our consolidated financial statements at December 31, 2004 and for the years ended December 31, 2004 and 2003 contained in the accompanying Annual Report on Form 10-K were audited by KPMG LLP. On March 1, 2005, KPMG LLP advised the Audit Committee of our Board of Directors that it declined to stand for reelection as our independent registered public accounting firm for the year ending December 31, 2005 because, as a result of the acquisition, it would not be considered independent of us under applicable accounting and auditing requirements due to its relationship with The Toronto-Dominion Bank, which acts as KPMG LLP-Canada’s primary bank for banking services. The Audit Committee accepted this declination to stand for reelection.
      In connection with the audits of our consolidated financial statements for the two years ended December 31, 2004, and the subsequent period through March 1, 2005, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. KPMG LLP’s reports on our consolidated financial statements as of and for the years ended December 31, 2004 and 2003, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of our internal control over financial reporting as of December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP’s 2003 audit report referred to a change in accounting for goodwill and other intangible assets. During the two years ended December 31, 2004, and the subsequent period through March 1, 2005, KPMG LLP did not advise, and has not indicated to us that it had reason to advise, us of any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.
      On May 26, 2005, the Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2005. The Audit Committee made this decision after evaluating Ernst & Young LLP and considering a requirement of Canadian law that subsidiaries of a Canadian-chartered bank such as The Toronto-Dominion Bank have the same independent auditors.
      During the two years ended December 31, 2004 and the subsequent period prior to its selection as our independent registered public accounting firm, we did not consult Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered by it on our consolidated financial statements, under circumstances where Ernst & Young LLP issued a written report or oral advice that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any other matter that would be required to be reported herein.

Audit Fees
      The following table sets forth the aggregate fees paid by us to our principal accountant for professional services rendered in connection with the audit of TD Banknorth’s consolidated financial statements for 2005 and 2004, as well as the fees paid by us to our principal accountant for audit-related services, tax services and all other services rendered to us during 2005 and 2004. As noted above, for the year ended December 31, 2005, our principal accountant was Ernst & Young LLP, and for the year ended December 31, 2004, our principal accountant was KPMG LLP.

	Year Ended December 31,

	2005	2004

Audit fees(1)	$1,459,864	$1,798,300
Audit-related fees(2)	23,360	120,500
Tax fees(3)	110,000	251,782
All other fees	—	—

Total	$1,593,224	$2,170,582

(1)	Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC, the review of management’s assessment of internal control over financial reporting and the assessment of the effectiveness of TD Banknorth’s internal controls, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees for 2005 consist of fees incurred for services reasonably related to the performance of the audit or review of our financial statements, including certain agreed-upon procedures and engagements. Audit-related fees for 2004 consist of fees incurred in connection with audits of the financial statements of certain employee benefit plans.

(3)	Tax fees in 2005 consist of fees paid in connection with a telecommunications tax refund project and with analyses with respect to the operation of Section 280G of the Internal Revenue Code in connection with acquisition activity. Tax fees in 2004 consist of fees paid in connection with analyses with respect to the operation of Section 280G of the Internal Revenue Code in connection with acquisition activity ($230,737) and tax compliance ($21,045).
      The Audit Committee selects TD Banknorth’s independent registered public accounting firm and pre-approves all audit services to be provided by it to TD Banknorth. The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter and policy on pre-approval of audit-related and non-audit related services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its policy, the Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The Chair of the Audit Committee has been delegated the authority to approve audit-related and non-audit related services in lieu of the full Audit Committee. On a quarterly basis, the Chair of the Audit Committee presents any previously-approved engagements to the full Audit Committee.
      Since May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the rules of the SEC.

REPORT OF THE AUDIT COMMITTEE
      In accordance with rules adopted by the SEC, the Audit Committee of the Board of Directors of TD Banknorth makes this report for the year ended December 31, 2005.
      The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of TD Banknorth’s accounting functions and internal controls. Its responsibilities include appointing, compensating and monitoring TD Banknorth’s independent registered public accounting firm. During 2005, the Audit Committee was composed of the eight undersigned directors, each of whom is financially literate and meets the standards of director independence set forth in the NYSE Listed Company Manual and TD Banknorth’s Corporate Governance Guidelines and is also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. Three members of the Audit Committee have been designated by our Board of Directors as “Audit Committee Financial Experts,” as defined by the SEC. The Audit Committee operates under a written charter approved by it and the Board of Directors.
      Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on TD Banknorth’s internal control over financial reporting. TD Banknorth’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on TD Banknorth’s internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on TD Banknorth’s internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.
      We held 15 meetings during 2005. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal audit department and TD Banknorth’s independent registered public accounting firm, Ernst & Young LLP. We discussed with TD Banknorth’s internal audit department and Ernst & Young LLP the overall scope and plans for their respective audits. We met with the internal audit department and Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of TD Banknorth’s internal controls.
      We reviewed and discussed TD Banknorth’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 2 regarding the audit of internal control over financial reporting. The Committee also met with Ernst & Young LLP to assist in its compliance with Section 404.
      We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2005 with management, the internal audit department and Ernst & Young LLP. We reviewed and discussed with management, the internal audit department and Ernst & Young LLP the interim consolidated financial statements for the first three quarters of 2005 included in TD Banknorth’s Quarterly Reports on Form 10-Q filed with the SEC. We reviewed and discussed with management, the internal audit department and Ernst & Young LLP management’s annual report on TD Banknorth’s internal control over financial reporting and Ernst & Young LLP’s attestation report. We also discussed with management, the internal audit department and Ernst & Young LLP the process used to support certifications by TD Banknorth’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany TD Banknorth’s periodic filings with the SEC and the processes used to support management’s annual report on TD Banknorth’s internal controls over financial reporting.

      We also discussed with Ernst & Young LLP matters that independent registered public accounting firms must discuss with audit committees under standards of the PCAOB (United States), including, among other things, matters related to the conduct of the audit of TD Banknorth’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
      Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from TD Banknorth (except as noted below). We discussed with Ernst & Young LLP its independence from TD Banknorth. When considering Ernst & Young LLP’s independence, we considered if services they provided to TD Banknorth beyond those rendered in connection with its audit of TD Banknorth’s consolidated financial statements, reviews of TD Banknorth’s interim consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting were compatible with maintaining their independence. We also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, Ernst & Young LLP. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.
      Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board of Directors that TD Banknorth’s audited consolidated financial statements for the year ended December 31, 2005 be included in TD Banknorth’s Annual Report on Form 10-K for 2005.
      On March 1, 2005, KPMG LLP advised the Audit Committee that it declined to stand for reelection as our independent registered public accounting firm for the year ending December 31, 2005 because, as a result of the acquisition of a majority interest in TD Banknorth by The Toronto-Dominion Bank, it would not be considered independent of TD Banknorth under applicable accounting and auditing requirements due to its relationship with The Toronto-Dominion Bank, which acts as KPMG LLP — Canada’s primary bank for banking services. On May 26, 2005, we appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2005. We made this decision after evaluating Ernst & Young LLP, which currently serves as The Toronto-Dominion Bank’s independent registered public accounting firm, and considering a requirement of Canadian law that subsidiaries of a Canadian-chartered bank such as The Toronto-Dominion Bank have the same independent auditors. On January 17, 2006, we appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006. This selection is being presented to stockholders of TD Banknorth for ratification.

The Audit Committee:

Gerry S. Weidema (Chair)
William E. Bennett
Robert G. Clarke
Colleen A. Khoury
Dana S. Levenson
Steven T. Martin
Irving E. Rogers, III
Curtis M. Scribner

ELECTION OF CLASS A DIRECTORS
(Proposal One)
      Our Board of Directors is comprised of Class A directors who are elected by all stockholders and Class B directors who are designated and elected by The Toronto-Dominion Bank in its capacity as the holder of the Class B common stock. Pursuant to our certificate of incorporation, our directors are elected for one-year terms and until their successors are elected and qualified. A resolution of the Board of Directors currently has established the number of directors at 19. Following the election of directors at the annual meeting, the Board will reduce the number of directors comprising the full board to 18.
      Our Board of Directors has nominated 14 persons for election by stockholders as Class A directors at the annual meeting. All of these persons currently are directors of TD Banknorth, except for Joanna Lau and Peter Vigue. Messrs. Philbrook and Pizzagalli are retiring from the Board effective at the annual meeting, and Ms. Khoury also will be leaving the Board at that time. There are no arrangements or understandings between the persons nominated and any other person pursuant to which such person was selected as a nominee for election as a director at the annual meeting, except that Mr. Drew was nominated for election pursuant to a commitment made by us in connection with our acquisition of CCBT Financial Companies, Inc. (“CCBT”) on April 30, 2004, and Brian M. Flynn and David A. Rosow were nominated for election pursuant to a commitment made by us in connection with our acquisition of Hudson United Bancorp on January 31, 2006. No director is related to any other director or executive officer of TD Banknorth or of any of its subsidiaries by blood, marriage or adoption. Ms. Lau and Mr. Vigue were interviewed by and recommended to the Nominating and Corporate Governance Committee by the Chair of that committee, Mr. Scribner, and by the Chairman of the Board, Mr. Ryan.
      We know of no reason why any of the nominees may not be able to serve as director if elected. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, however, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors.
      At the annual meeting The Toronto-Dominion Bank, in its capacity as the holder of the Class B common stock, will elect the Class B directors for one-year terms and until their successors are elected and qualified.

      The following table presents information concerning all nominees for director, including each such person’s tenure as a director of TD Banknorth or its subsidiaries. Where applicable, service as a director includes service as a director of Banknorth Group, Inc. and our banking subsidiary and its predecessors.
Class A Directors

		Position with TD Banknorth and Principal	Director
Name	Age	Occupation During the Past Five Years	Since

Robert G. Clarke	55	Director of TD Banknorth and TD Banknorth, N.A.; former Board member of Howard Bank prior to its merger into TD Banknorth, N.A.; former Member of Banknorth Vermont State Advisory Board; Chancellor, Vermont State Colleges from 2000 to present; formerly, Interim Chancellor, Vermont State Colleges from 1999 to 2000; formerly, President, Vermont Technical Colleges from 1984 to 1999; Director and a designated “audit committee financial expert,” Central Vermont Public Service Corporation (NYSE: CV); Director and Chair, Vermont Electric Power Company, Inc.; Director and Chair, Vermont Electric Transmission Co.; Member, Governor’s Council of Economic Advisors; a participant in numerous state, civic and community committees and councils.	2003
P. Kevin Condron	60	Director of TD Banknorth and TD Banknorth, N.A.; former Chairman of Safety Fund National Bank and Director of CFX Corporation, which were acquired by TD Banknorth in 1998; Chairman and Chief Executive Officer of The Granite Group LLC from 1998 to present; formerly, President and Chief Executive Officer, Central Goulet Supply, from 1972 through 1997; former Chairman of the Board, Worcester Business Development Corp.; Clerk, Greater Worcester Community Foundation; Trustee, Allmerica Investment Trust and Allmerica Securities Trust; Trustee, College of the Holy Cross.	1998
John Otis Drew	56	Director of TD Banknorth and TD Banknorth, N.A.; former Chairman of the Board of CCBT Financial Companies, Inc. and its subsidiary bank, Cape Cod Bank and Trust Company, N.A., which were acquired by TD Banknorth in 2004; Principal/President, John A. Drew, Realtor (Hyannis, MA).	2004
Brian M. Flynn	46	Director of TD Banknorth and TD Banknorth, N.A.; former Board member of Hudson United Bancorp and Hudson United Bank prior to their mergers into TD Banknorth and TD Banknorth, N.A., respectively, on January 31, 2006; Certified Public Accountant and Managing Partner, O’Connor Davis Munns & Dobbins LLP.	2006

		Position with TD Banknorth and Principal	Director
Name	Age	Occupation During the Past Five Years	Since

Joanna T. Lau	47	Chief Executive Officer and Chairman of LAU Technologies, an executive consulting and investment company, since 1990; Director, ITT Education Services, Inc. (NYSE: ESI); former Director, BostonFed Bancorp, Inc.; Director, National Defense Industrial Association; Director, John F. Kennedy Library Foundation; Trustee, Bryant University; Member of Board of Overseers, Northeastern University; Director, Boston Philharmonic Orchestra.	—
Dana S. Levenson	52	Director of TD Banknorth and TD Banknorth, N.A.; former Director of Bank of New Hampshire Corporation, which was acquired by TD Banknorth in 1996; Principal, The Levenson Group from 1997 to present; President of Ann Ellen Enterprises, Inc., a 35-store specialty retail operation from 1981 to 1996; President, Quatro Realty Corporation; Member, Portsmouth Rotary Club; Treasurer, Dartmouth Club of the Seacoast; Member, Portsmouth Children’s Museum Advisory Board; Chairman, Portsmouth Economic Development Commission; Trustee, Portsmouth Public Library.	1996
Steven T. Martin	65	Director of TD Banknorth and TD Banknorth, N.A.; Director of American Financial Holdings, Inc. from 1979 until its merger into TD Banknorth in February 2003; Principal, Martin Associates, a consulting group to international industrial companies from 2003 to present; from 1998 through 2002, Executive Vice President of Ingersoll-Rand Company, which Mr. Martin served in various capacities, including President of the Production Equipment Group of Ingersoll-Rand Company or related entities since 1962.	2003
John M. Naughton	69	Director of TD Banknorth and TD Banknorth, N.A.; Chairman of the Board and Director of SIS Bancorp, Inc. from 1990 until its acquisition by TD Banknorth in 1999; former Executive Vice President of Massachusetts Mutual Life Insurance Company.	1999
Irving E. Rogers, III	45	Director of TD Banknorth and TD Banknorth, N.A.; former Director of Andover Bancorp from 1996 until its merger into TD Banknorth in 2001; Past Chairman and Publisher, The Eagle-Tribune Publishing Company.	2001

		Position with TD Banknorth and Principal	Director
Name	Age	Occupation During the Past Five Years	Since

David A. Rosow	63	Director of TD Banknorth and TD Banknorth, N.A.; former Board member of Hudson United Bancorp and Hudson United Bank prior to their mergers into TD Banknorth and TD Banknorth, N.A., respectively, on January 31, 2006; Chairman & CEO, Rosow & Company, Inc., a private investment company; Chairman, International Golf Group, Inc., a golf course ownership, management and development company; former Director and Chairman of Westport Bank and Trust from 1990 to 1996, prior to its acquisition by Hudson United; Trustee, Fairfield Country Day School since 1981; Member, NYSE from 1989 to March 2006.	2006
William J. Ryan	62	Chairman, President and Chief Executive Officer of TD Banknorth and TD Banknorth, N.A. since July 1989; Director and Vice Chair, The Toronto-Dominion Bank (NYSE: TD); Director, Wellpoint, Inc. (formerly Anthem) (NYSE: WLP); Director, UnumProvident Corp. (NYSE: UNM); Trustee, Libra Foundation; Member, Board of Advisors, University of New England; Trustee, Colby College.	1989
Curtis M. Scribner	68	Director of TD Banknorth and TD Banknorth, N.A.; Director of TD Banknorth Insurance, TD Banknorth’s insurance agency subsidiary; Principal of C.M. Scribner & Co., a real estate holding company, since 1995; past Chairman and current Trustee of Hurricane Island Outward Bound; Director, Rufus Deering Co.; Member, Maine Committee of Newcomen Society; Corporator, Maine Medical Center; Director, Maine Community Foundation; Honorary Trustee, North Yarmouth Academy.	1977
Peter G. Vigue	58	President and Chief Executive Officer, Cianbro Corporation, a construction and construction services company, since 1991; Board Member, TD Banknorth Maine Advisory Board; Chair, Maine Economic Research Institute; Director, Eastern Maine Healthcare Systems; Trustee, Maine Central Institute; Chair, University of Maine Pulp and Paper Foundation; Member, Executive Board, Construction Industry Roundtable; Past Chair, Maine Chamber of Commerce; Former Mayor, Town of Pittsfield, ME.	—

		Position with TD Banknorth and Principal	Director
Name	Age	Occupation During the Past Five Years	Since

Gerry S. Weidema	58	Director of TD Banknorth and TD Banknorth, N.A.; former Director and/or audit committee member of Bank of New Hampshire Corporation, Bank of New Hampshire, The First National Bank of Portsmouth and Hampton Cooperative Bank prior to their acquisition by TD Banknorth; Certified Public Accountant and Certified Financial Planner with Weidema & Lavin, CPAs, PA, an accounting firm specializing in accounting and tax issues for a wide variety of closely-held companies and individuals; Member, New Hampshire Society of CPAs; Member of Ethics Committee of NH Society of CPAs; Member, American Institute of Certified Public Accountants; Board Member and Treasurer, PlusTime NH; Member of University of New Hampshire (‘UNH”) Parents Association; Board Member and Treasurer, Feminist Health Center of Portsmouth; Member, UNH Sexual Harassment and Rape Prevention Program Committee.	2002
Our Board of Directors unanimously recommends that you
vote “FOR” approval of the nominees for Class A directors.
Class B Directors

		Position with TD Banknorth and Principal	Director
Name	Age	Occupation During the Past Five Years	Since

William E. Bennett	59	Director of TD Banknorth and TD Banknorth, N.A.; Director of The Toronto-Dominion Bank (NYSE: TD); Director and former President and Chief Executive Officer of Draper & Kramer, Inc., a Chicago-based financial services and real estate company; prior to 1994, Executive Vice President and Chief Credit Officer, First Chicago Corp. and its principal subsidiary, The First National Bank of Chicago; member of the Board of Advisors of Alpha Capital Fund III, L.L.C.; director of various non-profit organizations.	2005
W. Edmund Clark	58	Director of TD Banknorth and TD Banknorth, N.A.; Director, President and Chief Executive Officer of The Toronto-Dominion Bank (NYSE: TD); prior to December 20, 2002, President and Chief Operating Officer of The Toronto-Dominion Bank; prior to joining The Toronto-Dominion Bank in connection with its acquisition of CT Financial Services Inc. on February 1, 2000, President and Chief Executive Officer of CT Financial Services Inc.	2005

		Position with TD Banknorth and Principal	Director
Name	Age	Occupation During the Past Five Years	Since

Bharat B. Masrani	49	Director of TD Banknorth and TD Banknorth, N.A.; Vice Chair and Chief Risk Officer of The Toronto-Dominion Bank (NYSE: TD); prior to November 2005, Executive Vice President, Risk Management of The Toronto-Dominion Bank; prior to May 2003, Executive Vice President of The Toronto-Dominion Bank and Vice Chair, Credit Asset Management of TD Securities; prior to October 2002, Executive Vice President of The Toronto-Dominion Bank and President and CEO of e.Bank and TD Waterhouse International; prior to May 2002, Senior Vice President of The Toronto-Dominion Bank and President and CEO of TD Waterhouse International; prior to January 2002, Vice Chair, President and CEO of TD Waterhouse Europe and Senior Vice President of The Toronto-Dominion Bank.	2005
Wilbur J. Prezzano	65	Director of TD Banknorth and TD Banknorth, N.A.; Director of The Toronto-Dominion Bank (NYSE: TD); Retired Vice Chairman of Eastman Kodak Company (NYSE: EK), an imaging products and services company; also a director of a number of companies, including Lance, Inc. (NasdaqNM: LNCE) and Roper Industries, Inc. (NYSE: ROP)	2005
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
      The following information is provided with respect to each person who currently serves as an executive officer of TD Banknorth but does not serve on TD Banknorth’s Board of Directors. There are no arrangements or understandings between TD Banknorth and any such person pursuant to which such person has been elected an officer, and no such officer is related to any director or other officer of TD Banknorth by blood, marriage or adoption.
      Peter J. Verrill, 57, was elected Vice Chairman and Chief Operating Officer of TD Banknorth and TD Banknorth, N.A. effective February 1, 2006, after serving as Senior Executive Vice President and Chief Operating Officer of TD Banknorth and TD Banknorth, N.A. since January 1996. Mr. Verrill served as Chief Financial Officer of TD Banknorth until early 2003. From 1988 through December 1995, Mr. Verrill served as Executive Vice President, Treasurer and Chief Financial Officer of TD Banknorth. Previously, Mr. Verrill served as Senior Vice President and Treasurer of TD Banknorth, N.A. (formerly Peoples Heritage Bank) from March 1978 through January 1988. Mr. Verrill is a director and Capital Campaign Vice Chair of Pine Tree Council Boy Scouts of America; a director and member of the Finance Committee of the Jeremiah Cromwell Disabilities Center; a director and member of the Audit Committee of the Roman Catholic Diocese of Portland, Maine; a director, member of the Finance Committee and Capital Campaign Vice Chair of Ronald McDonald House of Portland, Maine; and a director and Treasurer of TrainRiders Northeast. Mr. Verrill is a member of the American Institute of Certified Public Accountants and the Maine Society of Public Accountants.
      Stephen J. Boyle, 44, is Executive Vice President and Chief Financial Officer of TD Banknorth and TD Banknorth, N.A. Mr. Boyle was appointed Chief Financial Officer in early 2003 and is responsible for the finance, accounting and tax functions at TD Banknorth. Mr. Boyle joined TD Banknorth in 1997 as Executive Vice President and Controller. He was formerly Director of Financial Reporting at Barnett Banks, Inc. in Florida. Mr. Boyle is a member of the Berwick Academy Finance Committee and serves on the Vestry of St. Georges Episcopal Church.

      John W. Fridlington, 61, was elected Senior Executive Vice President and Chief Lending Officer of TD Banknorth and TD Banknorth, N.A. effective February 1, 2006, after serving as Executive Vice President and Chief Lending Officer since 2003. In 1992, Mr. Fridlington initially was elected Executive Vice President of TD Banknorth and Executive Vice President of Commercial Lending of TD Banknorth, N.A. (formerly Peoples Heritage Bank). Mr. Fridlington’s banking career included over 25 years of service in various capacities at Heritage Bank, Community Savings Bank, BayBank Valley Trust Co., Mechanics Bank and New England Merchants Bank, all of which were located in Massachusetts. Mr. Fridlington serves as a trustee of the Susan Curtis Foundation, a director of Friends of Casco Bay and a director of CEI Community Ventures, Inc. Mr. Fridlington also is a member of the Risk Management Association, a professional association of lending and risk management professionals.
      Andrew W. Greene, 62, was elected Senior Executive Vice President of TD Banknorth in April 2001 and of TD Banknorth, N.A. in January 2002. Mr. Greene originally was elected Executive Vice President of TD Banknorth in May 1999. Currently, Mr. Greene oversees the activities of TD Banknorth Insurance Group and Bancnorth Investment Planning Group, Inc., the insurance agency and financial planning subsidiaries, respectively, of TD Banknorth, N.A., and TD Banknorth Wealth Management, a division of TD Banknorth, N.A. Mr. Greene was a director of TD Banknorth from 1991 to 1998; former Chief Executive Officer of Legacy Co. Services, Inc. from 1998 to 1999; former Chairman, President, and Chief Executive Officer and Director of Blue Cross/ Blue Shield of Maine and President, Chief Executive Officer and director of Blue Alliance Mutual Insurance Company from 1991 to 1998; former Chairman of the Board and Chief Executive Officer of Machigonne Agency, Inc. from 1991 to 1998; and former director, National Blue Cross and Blue Shield Association; he is a member of the President’s Council of Visitors, University of Southern Maine; member, Board of Corporators, Maine Medical Center Foundation; member, Board of Trustees, Southern New Hampshire University; member, Board of Directors of the Gulf of Maine Aquarium Development Corporation and Chairman of the capital campaign; and member, Board of Directors of the Mitchell Institute.
      Carol L. Mitchell, 50, was elected Senior Executive Vice President of TD Banknorth and TD Banknorth, N.A. effective February 1, 2006, after serving as Executive Vice President of TD Banknorth and TD Banknorth, N.A. since January 1997. Ms. Mitchell joined TD Banknorth in August 1990 and was elected Senior Vice President, General Counsel and Clerk in 1992. Ms. Mitchell currently is the General Counsel, Chief Administrative Officer and Secretary of TD Banknorth and TD Banknorth, N.A. and oversees the Legal, Human Resources and Strategic Planning and Community Development Departments. Ms. Mitchell is an attorney, admitted to practice law in Maine, and is a member of the American Bar Association, the Maine Bar Association and the Cumberland Bar Association. Ms. Mitchell is a member and Treasurer of the Maine Chapter of the International Women’s Forum; a member of the American Society of Corporate Secretaries; a director of the University of Maine School of Law Foundation; and a director and Vice Chairman of the Board of the Young Womens’ Christian Association of Greater Portland.
      Edward P. Schreiber, 47, is Executive Vice President, Chief Risk Officer and Regulatory Liaison of TD Banknorth and TD Banknorth, N.A. Mr. Schreiber was elected Executive Vice President, Chief Risk Officer and Regulatory Liaison of TD Banknorth in 1999. Prior to joining TD Banknorth, Mr. Schreiber held various positions throughout the United States with The Office of the Comptroller of the Currency of the United States for over 19 years, including Senior Supervisory Data Analyst, Field Manager and Regional Bank Examiner in Charge. Mr. Schreiber is a Certified Risk Professional. Mr. Schreiber serves on the FASB Advisory Council.
      Wendy Suehrstedt, 48, was elected Senior Executive Vice President and President and CEO, Mid-Atlantic Division, of TD Banknorth and TD Banknorth, N.A. effective February 1, 2006, after serving as Executive Vice President and Chief Retail Banking Officer of TD Banknorth and TD Banknorth, N.A. since January 1997. Previously, Ms. Suehrstedt served as Senior Vice President of Retail and Small Business Banking at TD Banknorth, N.A. (formerly Peoples Heritage Bank) from 1994 to 1997 and Senior Vice President of TD Banknorth, N.A. in charge of Commercial Credit Policy and Administration from 1991 to 1994. She joined TD Banknorth, N.A. as Vice President of Commercial Loan Review in

1990. Ms. Suehrstedt is a member of the Board of Directors of the United Way of Greater Portland and a member of the Board of Directors of the Maine Development Foundation.
      Mark W. Wetmiller, 50, was elected Executive Vice President and Chief Retail Banking Officer of TD Banknorth and TD Banknorth, N.A. effective February 1, 2006, after serving as Executive Vice President, Retail Banking since August 2005. Previously, Mr. Wetmiller served as Executive Vice President, Retail Division Manager, Vermont and New York since May 2000. He was the Managing Director of Retail Banking and Senior Vice President of Banknorth Group, Inc., Burlington, Vermont, from 1992 until its merger with Peoples Heritage Financial Group, Inc. in 2000. He is a former Vice Chair of the Vermont Chamber of Commerce and served on the Vermont Supreme Court Board of Bar Examiners.

BENEFICIAL OWNERSHIP OF CAPITAL STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of Common Stock
      The following table sets forth information as to the common stock beneficially owned as of March 17, 2006 by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each of the directors and nominees for election as director, (iii) each of our executive officers named in the Summary Compensation Table below and (iv) all of the current directors and executive officers as a group.

	Shares Beneficially Owned
	as of March 17, 2006(1)

Name of Beneficial Owner	Amount		Percent

Greater than 5% Holders:
The Toronto-Dominion Bank
Toronto-Dominion Centre
Toronto, Ontario MSK 1A2	127,169,026	(2)	55.8%
Private Capital Management, L.P.
8889 Pelican Bay Blvd.
Naples, Florida 34108	15,341,724	(3)	6.7
Directors and Nominees for Director:
William E. Bennett	4,335	(4)
W. Edmund Clark	—
Robert G. Clarke	8,757	(4)	—
P. Kevin Condron	23,885	(4)	—
John Otis Drew	7,481	(4)	—
Brian M. Flynn	3,743
Colleen A. Khoury	5,314	(4)	—
Joanna T. Lau	4,343
Dana S. Levenson	13,629	(4)	—
Steven T. Martin	14,564	(4)	—
Bharat B. Masrani	—
John M. Naughton	23,813	(4)	—
Malcolm W. Philbrook, Jr.	44,784	(4)(5)
Angelo P. Pizzagalli	84,260	(4)
Wilbur J. Prezzano	4,335	(4)
Irving E. Rogers, III	9,367	(4)	—
David A. Rosow	431,167	(6)
William J. Ryan	961,243	(7)	—
Curtis M. Scribner	17,946	(4)	—
Peter G. Vigue	12,292	(4)
Gerry S. Weidema	17,272	(4)	—
Executive officers who are not directors and who are named in the Summary Compensation Table below:
Peter J. Verrill	484,246	(7)	—
Andrew W. Greene	86,208	(7)	—
David J. Ott	142,516	(7)
Wendy Suehrstedt	56,682	(7)	—
All current directors and executive officers of TD Banknorth as a group (27 persons)	2,605,487	(8)	1.1%

(1)	The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of common stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued and outstanding common stock.

(2)	Based on a Form 4 filed by The Toronto-Dominion Bank on March 7, 2006 with the SEC.

(3)	Based on a Schedule 13G filed by Private Capital Management, L.P. (“PCM”), a registered investment advisor, on February 14, 2006. Bruce S. Sherman and Gregg J. Powers, chief executive officer and president of PCM, respectively, exercise in these capacities shared voting power and shared dispositive power with respect to the shares of TD Banknorth common stock held by PCM’s clients and managed by PCM. Also includes 10,215 shares of TD Banknorth common stock for which Mr. Sherman has sole voting power and sole dispositive power.

(4)	Includes options to purchase shares of common stock pursuant to the 2003 Equity Incentive Plan, as follows:

No. of
Name	Shares

William E. Bennett	2,000
Robert G. Clarke	2,000
P. Kevin Condron	4,000
John Otis Drew	2,000
Colleen A. Khoury	2,000
Dana S. Levenson	2,000
Steven T. Martin	4,000
John M. Naughton	2,000
Malcolm W. Philbrook, Jr.	2,000
Angelo P. Pizzagalli	4,000
Wilbur F. Prezzano	2,000
Irving E. Rogers, III	2,000
Curtis M. Scribner	2,000
Peter G. Vigue	12,000
Gerry S. Weidema	10,000

(5)	Includes 14,536 shares held by a 501(c)(3) foundation and/or a trust for which Mr. Philbrook shares voting rights but in which he has no pecuniary interest.

(6)	Of this total, 386,458 shares are held in trust for Mr. Rosow’s wife, 30,024 shares are held in certain grantor retained annuity trusts of which Mr. Rosow is a trustee, 7,615 shares are held in the Rosow Family Foundation Charitable Trust of which Mr. Rosow is a trustee and 6,970 shares are held in Mr. Rosow’s IRA. Mr. Rosow disclaims beneficial ownership of the shares held in trust for his wife.

(7)	Includes shares over which an officer has voting power under our 401(k) Plan and options to purchase shares of common stock granted pursuant to our stock option plans which are exercisable within 60 days of March 17, 2006, as follows:

	401(k)	Currently
	Plan	Exercisable Options

William J. Ryan	38,788	909,455
Peter J. Verrill	7,480	463,520
Andrew W. Greene	2,181	79,695
David J. Ott	10,512	128,035
Wendy Suehrstedt	2,754	46,712

(8)	Includes a total of 67,167 shares of common stock which are held by the trust established pursuant to our 401(k) Plan on behalf of executive officers of TD Banknorth as a group. Also includes 1,803,882 shares of common stock which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of March 17, 2006; shares subject to the foregoing stock options are deemed to be outstanding for the purpose of computing the percentage of common stock beneficially owned by directors and executive officers of TD Banknorth as a group.

Beneficial Ownership of Class B Common Stock
      The Toronto-Dominion Bank is the beneficial owner of the only outstanding share of our Class B common stock.
      The purpose of the Class B common stock generally is to facilitate the exercise of The Toronto-Dominion Bank’s rights as a majority holder of the outstanding common stock to obtain representation on the Board of Directors of TD Banknorth. The Class B common stock has no substantive rights apart from the right to vote for the election and removal of Class B directors and related rights and may be owned only by The Toronto-Dominion Bank and its affiliates.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Exchange Act, our directors and executive officers and certain persons who own more than 10% of the common stock are required:

•	to file reports of their ownership of the common stock and any changes in that ownership with the SEC and the NYSE by specific dates, and

•	to furnish us with copies of the reports.
      Based on our records and other information, we believe that these filing requirements were satisfied by our directors and executive officers in 2005, except for one Form 4 reporting the sale of 3,933 shares by Mr. Martin which was filed late.

COMPENSATION OF EXECUTIVE OFFICERS AND
RELATED PARTY TRANSACTIONS
Summary Compensation Table
      The following table discloses compensation received by our chief executive officer and our four other most highly-compensated executive officers (based on salary and bonus earned for 2005) for the three years ended December 31, 2005.

					Long-Term Compensation

	Annual Compensation				Awards		Payouts($)

				Other	Restricted
				Annual	Stock	Options/	LTIP	All Other
Executive Officer	Year	Salary($)	Bonus($)	Compensation($)	Awards($)	SARs(#)	Payouts($)	Compensation($)

		(1)	(2)	(3)	(4)	(5)	(6)	(7)
William J. Ryan	2005	$919,654	—	$16,379	$6,616,209	217,500	—	$9,450
Chairman, President	2004	844,384	$303,200	14,632	—	—	$6,260,440	1,268,053	(8)
and Chief Executive	2003	808,923	207,200	13,655	—	174,000	1,125,000	9,000
Officer
Peter J. Verrill(9)	2005	$491,511	—	$7,622	$3,339,985	120,000	—	$9,450
Sr. Executive Vice	2004	464,742	$157,060	7,085	—	—	$3,130,220	9,225
President and Chief	2003	409,665	101,200	11,044	—	96,000	562,500	9,000
Operating Officer
David J. Ott(10)	2005	$356,031	—	$8,393	$2,276,224	97,500	—	$9,450
Sr. Executive Vice	2004	339,231	$123,780	5,848	—	—	$3,130,220	9,225
President and Chief	2003	307,692	80,300	7,590	—	78,000	562,500	9,000
Banking Officer
Andrew W. Greene	2005	$312,323	—	$7,450	$2,233,738	82,500	—	$9,450
Sr. Executive Vice	2004	300,692	$97,760	5,395	—	—	$3,130,220	9,225
President, Insurance	2003	291,154	68,200	8,478	—	66,000	458,375	9,000
and Investments
Wendy Suehrstedt(11)	2005	$307,385	—	$4,332	$2,233,738	82,500	—	$9,450
Executive Vice	2004	292,538	$97,760	1,902	—	—	$3,130,220	9,225
President, Chief	2003	278,461	68,200	3,552	—	66,000	354,250	9,000
Retail Officer

(1)	In addition to the base salaries, amounts disclosed in this column include (i) amounts deferred pursuant to our Deferred Compensation Plan, which generally allows eligible officers to defer up to 70% of their salaries, and (ii) amounts deferred pursuant to our 401(k) Plan, which generally allows employees of TD Banknorth and participating subsidiaries to defer up to 50% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code. Executive officers’ base salary adjustments are considered in the first quarter of each year.

(2)	Amounts include annual bonuses earned in the year indicated and paid early in the following year. Amounts disclosed in this column include bonuses deferred pursuant to our Deferred Compensation Plan.

(3)	Includes the value of company-owned automobiles, club memberships, financial planning subsidy, personal use of a company-owned condominium and costs associated with spousal travel with the executive on a company-sponsored business trip. In each case the aggregate amount paid for the applicable benefits is substantially less than the lesser of either $50,000 or 10% of the total annual salary and bonus for each named executive officer.

(4)	Includes the grant on March 1, 2005 of 147,132, 73,566, 49,044, 49,044 and 49,044 restricted stock units to Messrs. Ryan, Verrill, Ott, Greene and Ms. Suehrstedt, respectively, under the 2005 Performance Based Restricted Share Unit Plan. These grants had a value on the date of grant of $6 million, $3 million, $2 million, $2 million and $2 million for Messrs. Ryan, Verrill, Ott, Greene and Ms. Suehrstedt, respectively. The number of restricted stock units payable will be adjusted up or down, but not by more than 20%, to reflect the performance of TD Banknorth against an annual growth in operating earnings per share target established each year by the Compensation Committee of the Board of Directors of TD Banknorth. These restricted stock units will be paid out in cash based on the per share closing price of The Toronto-Dominion Bank common shares on March 1, 2008. Based on TD Banknorth’s performance for 2005, Messrs. Ryan, Verrill and Ms. Suehrstedt held 143,454, 71,727 and 47,818 restricted stock units from the March 1, 2005 grant as of December 31, 2005, respectively, which units had a value at December 31, 2005 of $7,560,026, $3,780,013 and $2,520,008, respectively. Effective January 31, 2006, Messrs. Ott and Greene agreed to amend their related restricted stock unit agreements to fix the value of each of their awards at $2.1 million.

Also includes the grant on March 31, 2005 of 19,725, 10,883, 8,842, 7,482 and 7,482 restricted stock units to Messrs. Ryan, Verrill, Ott, Greene and Ms. Suehrstedt, respectively. These grants had a value on the date of grant of $616,209, $339,985, $276,224, $233,738 and $233,738, respectively. The value of the grants at December 31, 2005 was $573,011, $316,151, $256,860, $217,352 and $217,352 for Messrs. Ryan, Verrill, Ott, Greene and Ms. Suehrstedt, respectively. The restricted stock units vest on the third anniversary of the grant date, with accelerated vesting in the event of death, disability, retirement or change in control, and will be paid out in cash based on the per share closing price of the TD Banknorth common stock on the vesting date (or the nearest immediately preceding trading date if the common stock is not traded on the vesting date).

No dividends will be paid with respect to the above grants of restricted stock units.

(5)	Consists of awards granted pursuant to our stock option plans.

(6)	Amounts paid in 2004 represent accelerated long-term cash awards made pursuant to the change-in-control provision of the Executive Incentive Plan in connection with The Toronto-Dominion Bank’s acquisition of a majority interest in TD Banknorth, which were paid in December 2004. The payments in 2004 pursuant to the change-in-control provision were based on the maximum payout levels of the awards and were not based on achievement of performance criteria. Amounts in 2003 represent long-term cash awards made pursuant to the Executive Incentive Plan for the three year cycle ending in the year indicated, which were paid early in the following year.

(7)	Includes matching contributions by us pursuant to our 401(k) Plan.

(8)	Includes a lump sum premium in the amount of $1.26 million paid by us to purchase and deliver to Mr. Ryan a $5.0 million whole life insurance policy on his life. See “— Employment and Retention Agreements,” beginning on page 33.

(9)	Effective February 1, 2006, Mr. Verrill was elected Vice Chairman and Chief Operating Officer of TD Banknorth and TD Banknorth, N.A.

(10)	Effective January 31, 2006, Mr. Ott became Executive Vice President of TD Banknorth, N.A., and will become President of the Maine Division of TD Banknorth, N.A. upon the retirement of the current President of such division on or before June 30, 2006.

(11)	Effective February 1, 2006, Ms. Suehrstedt was appointed Senior Executive Vice President and President and CEO of the Mid-Atlantic Division of TD Banknorth and TD Banknorth, N.A.

Option/ SAR Grants in 2005
      The following table provides information relating to grants of options to purchase common stock pursuant to our stock option plans during 2005 to our named executive officers.
      We did not make our annual grant of stock options to our executive officers and employees in 2004, and instead deferred them until following completion of the TD acquisition on March 1, 2005. As a result, the table includes grants to the named executive officers with respect to service in 2005 and 2004.

					Potential Realizable Value
			Individual Grants		at Assumed Rates of Stock
					Price Appreciation for
	Options	Percent of Total			Option Term(4)
	Granted	Options Granted to	Exercise
Executive Officer	(#)(1)	Employees in 2005(2)	Price(3)	Expiration Date	5%	10%

William J. Ryan	72,500	1.63%	$31.24	3/31/2015	$1,424,383	$3,609,667
	145,000	3.26	28.92	10/25/2015	2,637,204	6,683,200
Peter J. Verrill	40,000	0.90	31.24	3/31/2015	785,867	1,991,541
	80,000	1.80	28.92	10/25/2015	1,455,011	3,687,283
David J. Ott	32,500	0.73	31.24	3/31/2015	638,517	1,618,127
	65,000	1.46	28.92	10/25/2015	1,182,196	2,995,917
Andrew W. Greene	27,500	0.62	31.24	3/31/2015	540,283	1,369,184
	55,000	1.23	28.92	10/25/2015	1,000,320	2,535,007
Wendy Suehrstedt	27,500	0.62	31.24	3/31/2015	540,283	1,369,184
	55,000	1.23	28.92	10/25/2015	1,000,320	2,535,007

(1)	Options vest and become exercisable in installments of 33%, 34% and 33% per year commencing on the first anniversary date of grant. None of the indicated awards were accompanied by stock appreciation rights.

(2)	Percentage of options to purchase an aggregate of 4,426,074 shares of our common stock granted to all employees during 2005.

(3)	The exercise price was the per share closing price of our common stock on the date of grant.

(4)	Assumes future stock prices of $50.89 and $81.03 for options granted on March 31, 2005 and $47.11 and $75.01 for options granted on October 25, 2005 at compounded rates of return of 5% and 10%, respectively. No discount has been applied to determine net present value of each award; however, a 7% discount would yield real values of 51% of the values shown under the 5% and 10% columns, respectively.
Year-end Option Values
      The following table provides information relating to the value of our named executive officers’ unexercised options at December 31, 2005. There were no options exercised by such officers in 2005.

			Value of Unexercised
	Number of Options		In-The-Money Options
	at Year End(#)		at Year End($)(1)

Executive Officer	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Ryan	885,530	424,920	$7,050,422	$1,409,918
Peter J. Verrill	450,320	151,680	3,583,489	56,230
David J. Ott	117,310	123,240	477,016	45,687
Andrew W. Greene	70,620	104,280	192,622	38,658
Wendy Suehrstedt	37,637	104,280	116,313	38,658

(1)	Based on a per share closing price of $29.05 on December 30, 2005, the last trading day of the year.

Long-term Incentive Plans — Awards in Last Fiscal Year

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans(2)
	Number of Shares,	Performance or Other
	Units or Other Rights	Period Until	Threshold	Target	Maximum
Name	(#)(1)	Maturation or Payout	($ or #)	($ or #)	($ or #)

William J. Ryan	22,440	January 1, 2005 —	162,970	651,882	1,955,646
		December 31, 2007
Peter J. Verrill	11,220	January 1, 2005 —	81,485	325,941	977,823
		December 31, 2007
David J. Ott	11,220	January 1, 2005 —	81,485	325,941	977,823
		December 31, 2007
Andrew W. Greene	11,220	January 1, 2005 —	81,485	325,941	977,823
		December 31, 2007
Wendy Suehrstedt	11,200	January 1, 2005 —	81,485	325,941	977,823
		December 31, 2007

(1)	Amounts represent the number of performance-based restricted stock units (which settle in cash) granted pursuant to our 2003 Equity Incentive Plan.

(2)	Under the terms of this grant, the number of actual units will range from 0% to 300% of the number of target units, depending upon TD Banknorth’s compound average increase in operating earnings per share from January 1, 2005 through December 31, 2007. The number of final units earned, if any, will be paid out in cash based on the closing sale price of TD Banknorth common stock on December 31, 2007, or the nearest preceding trading date if TD Banknorth common stock is not traded on such date. The estimated future payments assume no change in the price of TD Banknorth common stock from its closing price of $29.05 on December 30, 2005.
Pension Plan
      The following table sets forth the estimated benefits payable under our qualified defined benefit retirement plan for all eligible employees. This benefit and a supplemental benefit (for those executive officers covered under a supplemental retirement plan or agreement, as described below) provide a competitive total pension benefit plan. Compensation in the following table is limited to the ceiling of $220,000 for 2006 as provided under the Economic Growth and Tax Relief Reconciliation Act of 2001.

Career Average	10 Years	15 Years	20 Years	25 Years	30 Years
Compensation	of Service	of Service	of Service	of Service	of Service

$150,000	$28,919	$43,378	$57,837	$72,297	$86,756
175,000	34,294	51,440	68,587	85,734	102,881
200,000	39,669	59,503	79,337	99,172	119,006
225,000	43,969	65,953	87,937	109,922	131,906
250,000	43,969	65,953	87,937	109,922	131,906

(1)	Benefit formula is 1.5% of career average earnings plus 0.65% of career average earnings above covered compensation. For 2006, year of retirement covered compensation equals $51,252.

(2)	Career average salary is limited to $220,000 in 2006.

(3)	Maximum benefits under the plan are as indicated. Maximum allowable annual benefit under the Internal Revenue Code for 2006 is $175,000.
      The maximum annual compensation which may be taken into account under qualified plans is indexed for inflation after 2004.
      At December 31, 2005, Messrs. Ryan, Verrill, Ott and Greene and Ms. Suehrstedt had 16, 28, 7, 7 and 16 years of credited service under our defined benefit pension plan, respectively.

      TD Banknorth and each of Messrs. Ryan and Verrill have entered into supplemental retirement agreements (“SERPs”) which provide for a cumulative retirement benefit (together with qualified plan benefits and other integrated benefits, as set forth below) equal to 65% of each such executive’s respective compensation for the highest five consecutive of the last ten years of the executive’s employment. These agreements are substantially the same, except that Mr. Ryan’s SERP provides for an additional 5.5 years of credited service. Compensation includes annual salary and bonuses, but excludes amounts paid pursuant to any stock option, stock appreciation right or other long-term compensation plans of TD Banknorth. We do not believe that the covered compensation for this purpose differs substantially (by more than 10%) from the salary and bonuses set forth in the Summary Compensation Table set forth above. The benefits under the SERPs for covered executives generally are integrated with, and thus reduced by: (i) 50% of the officer’s primary Social Security benefit estimated at the normal retirement age of 65; (ii) the annual amount of benefits payable to the officer at age 65 on a life annuity basis from the qualified defined benefit retirement plan maintained by TD Banknorth; (iii) the annual amount of benefits payable on the same basis of that portion of the account balances attributable to contributions by TD Banknorth to any and all qualified defined contribution retirement plans maintained by TD Banknorth; and (iv) the annual amounts of benefits payable on the same basis attributable to contributions by TD Banknorth to any other qualified or non-qualified retirement plans or agreements maintained or entered into by TD Banknorth. Each of the SERPs provides for a reduction in the benefit to be provided if the executive does not complete 25 years of service with TD Banknorth or any of its subsidiaries. The SERPs with Messrs. Ryan and Verrill provide that their supplemental retirement benefits shall be equal to the greater of the benefits under their respective SERP and the benefits which would be available under the supplemental retirement plan for certain other executive officers of TD Banknorth described below.
      At December 31, 2005 the expected annual benefits under the SERPs with Messrs. Ryan and Verrill were $665,000 and $199,000, respectively, assuming they remain employed by us through age 65 with level future salaries and an 8% return on defined contribution investment accounts. These figures are based on three and eight years until retirement for Messrs. Ryan and Verrill, respectively, and do not reflect the impact of the SERP enhancements below.
      TD Banknorth also has adopted a supplemental retirement plan that covers Messrs. Ott and Greene and Ms. Suehrstedt and certain other executive officers of TD Banknorth and TD Banknorth, N.A. The plan provides that each executive shall receive a supplemental pension benefit upon retirement equal to the amount necessary to provide the executive with the normal benefits payable under TD Banknorth’s defined benefit pension plan without regard to the current plan compensation limitation under Section 401 of the Internal Revenue Code or the limitations contained in Section 415 of the Internal Revenue Code. At December 31, 2005, the expected annual benefits for Messrs. Ott and Greene and Ms. Suehrstedt were $108,000, $39,000 and $102,000, respectively, assuming they remain employed by us through age 65 with level future salaries and an 8% return on defined contribution investment accounts. These figures are based on 13 years, five years and 19 years until retirement for Messrs. Ott and Greene and Ms. Suehrstedt, respectively, and do not reflect the impact of the SERP enhancements below.
      Pursuant to the agreements discussed under “— Employment and Retention Agreements” below, certain executives of TD Banknorth will be entitled to receive various enhancements to their SERPs on the third anniversary of the completion of the acquisition or the earlier termination of their employment due to death, disability, involuntary termination other than for cause or voluntary termination by the executive for good reason. These enhancements will be forfeited if the executive voluntarily terminates his or her employment with us prior to that time. The SERP enhancements generally consist of (1) crediting the executive with an additional 36 months of age and service for all purposes under the SERP, including benefit accrual, (2) disregarding any SERP provisions that prohibit the accrual of additional benefits after the executive has been credited with more than a stated number of years of service and (3) treating the executive as immediately eligible for any early retirement benefit without being subject to reduction for early commencement of payment. In the event that Messrs. Ryan, Verrill, Ott and Greene and Ms. Suehrstedt remained employed by us through age 65, the effect of the above enhancements will be to increase the expected annual benefits under their SERP agreements and supplemental retirement plan set forth above for Messrs. Ryan, Verrill, Ott and Greene and Ms. Suehrstedt to $950,000, $310,000, $148,000, $74,000 and $130,000, respectively, assuming level future salaries and 8% return on defined contribution investment amounts. Pursuant to amendments to their retention agreements on January 31, 2006, Messrs. Ott and Greene received the value of their SERP enhancements in lump sum cash payments of $895,144 and $520,914, respectively.
Employment and Retention Agreements
      TD Banknorth is a party to employment agreements with each of Messrs. Ryan and Verrill and retention agreements with each of Messrs. Ott and Greene and Ms. Suehrstedt, as well as with each of Messrs. Boyle, Fridlington, Schreiber and Ms. Mitchell and certain other officers. These agreements were entered into in connection with the negotiation of the terms of the acquisition of a majority interest in us by The Toronto-Dominion Bank in order to increase the likelihood that these persons would remain in our employ following completion of this transaction. Upon completion of the acquisition, these agreements became effective and superseded the then-existing severance agreements between Banknorth Group, Inc. and these officers.
      The employment agreement among TD Banknorth, The Toronto-Dominion Bank and Mr. Ryan provides that during the five-year period following the completion of the acquisition, Mr. Ryan will be employed as Chairman, President and Chief Executive Officer of TD Banknorth and will serve as a director and Vice Chairman of The Toronto-Dominion Bank. The employment agreement between TD Banknorth and Mr. Verrill provides that during the four-year period following the completion of the acquisition, Mr. Verrill will be employed as Senior Executive Vice President and Chief Operating Officer of TD Banknorth. The retention agreements between TD Banknorth and each of the other seven TD Banknorth executives, including Messrs. Ott and Greene and Ms. Suehrstedt, provide that during the three-year period following the completion of the acquisition each executive will serve in such positions as may be assigned by TD Banknorth consistent with the executive’s position prior to the acquisition.
      Each of the agreements provides that during the term of the agreement the executive will receive an annual base salary at least equal to his or her base salary in effect immediately prior to the completion of the acquisition, will have incentive compensation opportunities no less favorable than those available to the executive prior to the completion of the acquisition and will be entitled to participate in all employee benefit plans offered by TD Banknorth to its employees. Mr. Ryan’s employment agreement also provides for the purchase of a $5 million whole life insurance policy on his life. We funded this policy with the payment of a lump sum premium in the amount of $1.26 million in December 2004.
      Under the terms of the agreements, each executive agreed to waive existing rights to accelerated vesting of the options to acquire common stock held by him or her that would otherwise occur upon completion of the acquisition in accordance with the terms of the stock compensation plans under which such options were granted. Such options will vest immediately in the event that the executive’s employment is terminated following the acquisition due to death, disability, involuntary termination without cause, voluntary termination by the executive for good reason or retirement at or after age 65.
      Pursuant to each of the agreements, upon completion of the acquisition each executive was granted restricted stock units in common shares of The Toronto-Dominion Bank with a grant date value equal to $6 million in the case of Mr. Ryan, $3 million in the case of Mr. Verrill and $2 million in the case of each of Messrs. Boyle, Fridlington, Greene and Ott and Ms. Mitchell and Ms. Suehrstedt. These grants were made pursuant to a Performance Based Restricted Share Unit Plan adopted by us and a related participation agreement entered into by us and each participant under the plan. The restricted stock units will vest based on the executive’s continued employment through the third anniversary of the completion of the acquisition, subject to earlier vesting upon termination of employment due to death, disability, involuntary termination other than for “cause,” as defined in the agreements, or voluntary termination by the executive for “good reason,” as defined in the agreements. However, even if the restricted stock units vest prior to the third anniversary of the completion of the acquisition, payment of the awards will be delayed until that third anniversary and will be contingent upon the executive’s compliance with the non-

solicitation and non-competition provisions in the new agreements. The restricted stock units will be paid out in cash based on the closing price of a common share of The Toronto- Dominion Bank on the third anniversary of the completion of the acquisition (March 1, 2008), unless the executive elects to defer the cash payment under the terms of a deferred compensation plan maintained by TD Banknorth. The number of restricted stock units that will be paid out in cash will be adjusted up or down, but not by more than 20%, to reflect the performance of TD Banknorth against an annual growth in operating earnings per share target established each year by the Human Resources and Compensation Committee of the Board of Directors of TD Banknorth, provided that such operating earnings per share target may not increase by more than 10% annually. Pursuant to the Restricted Share Unit Plan and related participation agreements, the operating earnings per share target and performance result will, in the discretion of the Human Resources and Compensation Committee, take into account adjustments for items like changes in accounting methodologies, merger and consolidation charges related to the acquisition and acquisitions by us, extraordinary items and cost and revenue synergies between TD Banknorth and The Toronto-Dominion Bank as determined by the Human Resources and Compensation Committee.
      In consideration for the executive officers’ continued employment through the third anniversary of the acquisition and his or her agreement to comply with the non-solicitation and non-compete provisions in the new agreement, each executive who is party to an employment or retention agreement will become entitled to receive a non-competition and retention amount on the third anniversary of the completion of the acquisition, subject to earlier payment upon termination of employment due to death, disability, involuntary termination other than for cause or voluntary termination by the executive for good reason. The non-competition and retention amount consists of a lump sum cash payment, as well as various enhancements to the executive’s existing SERP or supplemental retirement plan, as discussed under “— Pension Plan” above. The lump sum cash payments equal $6,081,925 for Mr. Ryan, $2,788,977 for Mr. Verrill, $1,746,675 for Mr. Greene, $2,098,239 for Mr. Ott and $1,571,925 for Ms. Suehrstedt.
      If, during the term of the new agreement, the executive’s employment is involuntarily terminated without cause, or the executive terminates his or her employment for good reason, the executive will be entitled to receive the following:

•	accrued benefits through the date of termination,

•	the non-competition and retention payment and SERP enhancements discussed above,

•	a prorated bonus for the year of termination based on the executive’s average annual bonuses for the prior three years (which we refer to herein as the prorated bonus),

•	continued welfare benefits coverage at TD Banknorth’s expense until the earlier of 36 months or the date the executive commences new employment with comparable benefits or, under certain circumstances where it is not possible to provide continued coverage, a lump sum cash amount equal to twice the aggregate allocable cost of such coverage, and

•	accelerated vesting of (1) all unvested stock options granted prior to the acquisition, (2) any grants of equity-based compensation awards from The Toronto-Dominion Bank or TD Banknorth after the acquisition if the termination of employment occurs after a subsequent change in control of either The Toronto-Dominion Bank or TD Banknorth and (3) the restricted stock units granted upon completion of the acquisition (without regard to the performance conditions) although such units will not be payable until the third anniversary of the completion of the acquisition and will be forfeited if the executive fails to comply with the non-solicitation and non-compete provisions of the new agreement.

      In addition, upon a qualifying termination of Messrs. Ryan’s or Verrill’s employment, the executive will be entitled to receive a lump sum severance amount equal to the product of:

(1) the sum of

•	his annual base salary,

•	his average annual bonus for the last three years,

•	the maximum employer matching contributions (other than employee contributions) that would have been credited to his account under TD Banknorth’s 401(k) plan for the year of termination, and

•	the total value of all other contributions and forfeitures allocated to his 401(k) account for the plan year ending immediately prior to either the completion of the acquisition or the termination of his employment, whichever year would produce the greater value;
      multiplied by

(2) the lesser of three or the number of years and portions of a year remaining until, in the case of Mr. Ryan, the fifth anniversary of the completion of the acquisition and, in the case of Mr. Verrill, the fourth anniversary of the completion of the acquisition, but not less than one and a half years (if his termination occurs prior to a change in control of either The Toronto-Dominion Bank or TD Banknorth) or two years (if his termination occurs after a subsequent change in control of either The Toronto-Dominion Bank or TD Banknorth).
      In addition, each of the executives (other than Messrs. Ryan and Verrill) will be entitled to two years of salary continuation upon a termination of employment following the third anniversary of the completion of the acquisition, either by TD Banknorth without cause or by the executive for good reason.
      In the event of a termination of employment due to death or disability (or, in the case of Messrs. Ryan and Verrill, retirement at or after age 65), the executive will receive the accrued benefits, prorated bonus, the non-competition and retention payment and accelerated vesting of the unvested stock options granted prior to the acquisition and the restricted stock units granted upon completion of the acquisition. If the executive ceases to be employed for any reason at or following the end of the term of the agreement other than a termination for cause, the executive will be entitled to continued welfare benefits coverage at the expense of TD Banknorth until the earlier of 36 months or the date the executive commences new employment with comparable benefits.
      During and after the term of each applicable agreement, the executives will not disclose confidential information of TD Banknorth. During the term of each applicable agreement and for a period of three years following the date the executive ceases to be employed by TD Banknorth, the executive may not hire or solicit any employees or consultants of TD Banknorth and may not solicit certain clients of TD Banknorth or compete with TD Banknorth.
      If any amounts or benefits received under the new agreements or otherwise are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, an additional payment will be made to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed, provided that such excess parachute payments exceed 105% of three times the executive’s “base amount,” as defined in Section 280G of the Internal Revenue Code. In the event this 105% threshold is not met, the excess parachute payments will be reduced so that they do not exceed three times the executive’s base amount.
      Amendments to Retention Agreements with Messrs. Ott and Greene. In connection with the restructuring of management of TD Banknorth implemented in connection with our acquisition of Hudson United Bancorp on January 31, 2006, we entered into amendments to the retention agreements with Messrs. Ott and Greene.

      Pursuant to his amendment, effective January 31, 2006, Mr. Ott became Executive Vice President of TD Banknorth, N.A., and will become President of the Maine Division of TD Banknorth, N.A. upon the retirement of the current President of such division on or before June 30, 2006. During his period of employment after January 31, 2006, Mr. Ott will report to the Chief Lending Officer of TD Banknorth, receive an annual base salary which is equal to his current annual base salary (subject to future adjustments) and be included in all incentive compensation plans and other employee benefit plans (excluding severance plans) for employees of comparable status and position.
      Pursuant to his amendment, Mr. Greene will retire from his employment by TD Banknorth on December 31, 2006. During his employment prior to such time, Mr. Greene will report to the Chief Operating Officer, receive an annual base salary which is equal to his current annual base salary (subject to future adjustments) and be included in all incentive compensation plans and other employee benefit plans (excluding severance plans) for employees of comparable status and position.
      The amendments also provide that as a result of the changes in titles, responsibilities and reporting of Messrs. Ott and Greene, they will be entitled to receive the severance benefits set forth in their respective retention agreements outlined above, except as otherwise provided in the amendments, as summarized below:

•	On or before February 10, 2006, each of Messrs. Ott and Greene received an amount representing a pro-rated bonus and the non-competition amount specified in his respective retention agreement, including a lump-sum payment for the enhanced supplemental retirement benefits specified in such agreement, which amounted to an aggregate of $3.0 million and $2.3 million, respectively.

•	Stock options granted by TD Banknorth prior to the acquisition will continue to vest in accordance with their terms and will become fully vested upon the termination of the executive’s employment by TD Banknorth, whether by TD Banknorth or the executive, for any reason other than cause.

•	The restricted stock units granted by TD Banknorth to the executive on March 1, 2005 fully vested on January 31, 2006 and, subject to the executive’s continued compliance with the noncompete and nonsolicitation provisions in his retention agreement, the redemption value thereof shall be paid to the executive on March 1, 2008. TD Banknorth and each of Messrs. Ott and Greene agreed that the redemption value of each such person’s restricted stock units for this purpose shall be $2.1 million, and also entered into an amendment to the applicable award agreement to this effect.

•	Following the termination of the executive’s employment by TD Banknorth, the executive shall, if applicable, be entitled to be covered at the expense of TD Banknorth by the same or equivalent hospital, medical, dental, accidental, disability and life insurance coverage as in effect immediately prior to the termination until the earlier of (i) 36 months following the termination of employment or (ii) the date the executive has commenced new employment and thereby becomes eligible for comparable benefits, except in certain circumstances the executive will receive a lump sum cash payment in lieu of one or more of the benefits.

•	Pursuant to his retention agreement, TD Banknorth also is obligated to reimburse Mr. Greene for excise taxes payable under Sections 280G and 4999 of the Internal Revenue Code, and related federal, state and local income taxes. These tax reimbursements are approximately $1.9 million for Mr. Greene. Of the total parachute payments made or to be made to Mr. Greene, approximately $5.6 million are estimated to be nondeductible by TD Banknorth for federal income tax purposes.
Indebtedness of Directors and Management and Certain Transactions
      Our directors, officers and employees are permitted to borrow from TD Banknorth, N.A. in accordance with the requirements of federal and state law. All loans made by TD Banknorth, N.A. to directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. We believe that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features.

      In connection with our acquisition of CCBT, we entered into a consulting agreement with Mr. Drew, who was Chairman of CCBT. Pursuant to this agreement, Mr. Drew is obligated to provide specified consulting services to us for a five-year period following completion of our acquisition of CCBT on April 30, 2004 in consideration for a consulting fee of $90,000 per annum. Pursuant to the terms of this agreement, the remaining amount due Mr. Drew under this agreement, which amounted to $360,000, was paid to him following completion of the acquisition on March 1, 2005.
      The law firm of Crockett, Philbrook & Crouch, P.A., of which Mr. Philbrook is President, provides legal services to TD Banknorth, N.A. from time to time in the ordinary course of business. The services of Mr. Philbrook’s law firm to TD Banknorth, N.A. are solely as a result of it being selected from a number of available law firms by residential mortgage loan applicants to TD Banknorth, N.A. for a single-family residential loan in connection with the obtainment of title insurance for the proposed security property. The fees for such services are paid by the borrower and not TD Banknorth, N.A. and amounted to approximately $6,900 during Mr. Philbrook’s law firm’s most recent fiscal year.
      TD Banknorth has a sponsorship at Oxford Speedway, of which Mr. Ryan’s son is the owner and operator. Payments pursuant to that sponsorship related to the “TD Banknorth 250” race at this speedway and amounted to approximately $78,000 in 2005.
      In December 2003, Minot Avenue Properties, LLC, which is owned by Ms. Mitchell’s husband, purchased a storage facility which had been leased by TD Banknorth, N.A. for many years. Payments by TD Banknorth, N.A. pursuant to the lease amounted to $145,000 in 2005.
      We believe that the foregoing transactions are on terms which would be made to non-affiliated parties and are in the best interest of our stockholders.
Transactions with The Toronto-Dominion Bank
      As of March 17, 2006, The Toronto-Dominion Bank beneficially owned approximately 55.8% of our common stock. TD Banknorth and its affiliates participate in various transactions with The Toronto-Dominion Bank. Transactions involving TD Banknorth, N.A. and its nonbanking affiliates (including TD Banknorth and The Toronto-Dominion Bank) are subject to review by regulatory authorities and are required to be on terms at least as favorable to TD Banknorth, N.A. as those prevailing at the time for similar non-affiliate transactions.
      Interest Rate Swap Agreements. During 2005, we entered into interest rate swap agreements with The Toronto-Dominion Bank related to certain commercial and consumer loans. At December 31, 2005, the aggregate notional amount of such interest rate swap agreements was $579.8 million, and for the year ended December 31, 2005, we recorded $11.2 million of income, pre-tax, on interest rate swap agreements.
      Foreign Exchange Activities. We entered into foreign exchange forward contracts and foreign exchange spot contracts with TD Securities Inc., a wholly-owned subsidiary of The Toronto-Dominion Bank, to offset our exposure to customer foreign exchange forward and spot contracts. At December 31, 2005, the notional amount of foreign exchange forward contracts with TD Securities was $39.6 million, and for the year ended December 31, 2005, we recorded $430,000 of income on such contracts.
      Stewardship Agreement. We and The Toronto-Dominion Bank have entered into a Stewardship Agreement under which we are reimbursed for the cost of certain services provided by us for the benefit of The Toronto-Dominion Bank. Services covered by the Stewardship Agreement include participation in senior management meetings and strategic planning sessions of The Toronto-Dominion Bank, monthly financial reporting in formats of The Toronto-Dominion Bank, corporate rebranding, BASEL II planning, monitoring of compliance of intercompany activities and assistance in various corporate initiatives with The Toronto-Dominion Bank. We bill The Toronto-Dominion Bank monthly under the Stewardship Agreement. For the year ended December 31, 2005, we received payments of $6.0 million under this agreement.

      Referral Fees. We and The Toronto-Dominion Bank have entered into referral fee arrangements under which The Toronto-Dominion Bank pays us for the referral of new business and/or potential customers, primarily in the areas of trade finance, foreign exchange, large corporate loans and import/export letters of credit. For the year ended December 31, 2005, we received referral fees of approximately $2.9 million from The Toronto-Dominion Bank.
      Line of Credit. TD Banknorth maintains a $110 million line of credit with The Toronto-Dominion Bank at prevailing market terms and conditions. There have been no draws on this line of credit since its inception.
      Naming Rights Agreement. In March 2005, we entered into an agreement for the exclusive naming rights to the Boston Garden, the home of the Boston Celtics and the Boston Bruins. Under the agreement, the official name of the arena became “TD Banknorth Garden” on July 1, 2005 for a 20-year term ending on June 30, 2025. In exchange for the naming, advertising and other benefits under the agreement, we agreed to pay an initial fee of $1.1 million and an annual fee of $5.9 million and committed to spend $1.5 million (each to be adjusted for inflation) each year in marketing and promoting the arena. The Toronto-Dominion Bank is a formal party to the agreement and has agreed to pay 50% of each of the initial fee and annual fee.
      Subordinated Debt Offering. In September 2005, TD Banknorth, N.A. issued subordinated notes denominated in Canadian currency totaling $270 million (or approximately $229 million in U.S. dollars), which are guaranteed by The Toronto-Dominion Bank. TD Securities served as placement agent for the offering of the notes, receiving a fee of 0.45% of the aggregate principal amount, or CDN$1.22 million. The notes were purchased by several unaffiliated institutional investors in Canada. The Canada Trust Company, a wholly-owned subsidiary of The Toronto-Dominion Bank, is the issuing and paying agent, note registrar and calculation agent for the notes. Simultaneous with the issuance of the notes, we synthetically converted the subordinated debt into U.S. dollars with a fixed rate of 5.05% for the initial 12-year period through a cross-currency swap agreement with TD Securities.
      Total Return Swap Agreement. In December 2005, we and The Toronto-Dominion Bank entered into an equity total return swap that matures on March 1, 2008. This swap will return to us the change in price on 509,809 common shares of The Toronto-Dominion Bank on the NYSE less the cost to carry these shares, which is equal to three month LIBOR less The Toronto-Dominion Bank quarterly dividend. This swap hedges the restricted share units tied to the price of The Toronto-Dominion Bank common shares granted by us under the Restricted Share Unit Plan on March 1, 2005 and described under “— Employment and Retention Agreements” above.
REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE
      In accordance with rules adopted by the SEC, the Human Resources and Compensation Committee (the “Committee”) of our Board of Directors makes this report on executive compensation for the year ended December 31, 2005.
      Composition and Responsibilities of the Committee. During 2005, the members of the Human Resources and Compensation Committee were P. Kevin Condron (Chairman), Steven T. Martin, John M. Naughton, Malcolm W. Philbrook, Jr., Wilbur J. Prezzano and Irving E. Rogers, III. Mr. Prezzano joined the Committee in May 2005, following the acquisition by The Toronto-Dominion Bank of a majority interest in TD Banknorth.
      One of the responsibilities of the Committee is to determine the compensation of our executive officers. The components of compensation include salary, bonuses under annual incentive programs and long-term compensation through our equity plans. Also included are employee benefits and executive perquisites, including contributions to our retirement programs. The bases for determining contributions to our pension plan and 401(k) plan are the same for all participants in those plans, including executive officers.

      Compensation Philosophy and Strategy. Our philosophy is to align executive compensation with the interests of our stockholders and to determine the components of executive compensation to accomplish the following objectives:

•	to reward executives for enhancement of stockholder value as reflected in our annual earnings performance and the market price of the common stock;

•	to balance rewards for accomplishments of short- and long-term performance goals;

•	to have greater portions of total compensation at risk for performance as the management level increases;

•	to encourage ownership of our common stock through annual grants of equity; and

•	to attract and retain highly qualified executives critical to our long-term success.
      Our compensation strategy is to provide executives with competitive base salaries along with performance-based annual and long-term incentives which provide an appropriate balance and focus between near- and long-term objectives. Our compensation model for executives targets total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including bank holding companies and banks in our size range. Comparability is established based on several criteria, including size and scope of business. This comparative analysis was carried out for 2005 with the assistance of Towers Perrin, a nationally-recognized independent consulting firm. The comparison group is broader than the bank holding company and bank group utilized in the performance graphs below, and contains some but not all of the bank holding companies and banks in that group. We believe that the broader group provides a sounder and more appropriate basis for comparison in setting compensation levels because of similarities in size and scope of business. We also seek to ensure that compensation reflects annual evaluations of corporate and individual performance.
      Compensation of the Chief Executive Officer. TD Banknorth’s Board of Directors relies on the chairman, president and chief executive officer to provide effective leadership and execute a successful business plan for the entire organization. Other key measures of the chairman, president and chief executive officer’s performance include development of the senior executive officers of TD Banknorth and the leadership role he plays within the community.
      The Committee establishes Mr. Ryan’s base salary, annual and long-term incentive award and stock option grants in amounts commensurate with his performance and his position. This is done in accordance with the compensation philosophy and strategy of the Committee described above.
      Employment and Retention Agreements. Each of the executive officers whose compensation is reported in the Summary Compensation Table on page 28 has entered into an employment or retention agreement with TD Banknorth. These agreements were entered into in connection with the negotiation of the terms of The Toronto-Dominion Bank’s acquisition of a majority interest in TD Banknorth in order to increase the likelihood that these persons would remain in the employ of TD Banknorth following completion of the acquisition. For additional information, see “— Employment and Retention Agreements” beginning on page 33.
      Base Salary of the Chief Executive Officer. Mr. Ryan’s salary was increased from $853,500 to $939,500 during 2005. The Committee wished to reward Mr. Ryan’s breadth of banking knowledge and to reward him for his strong leadership in negotiating and closing the very complex acquisition by The Toronto-Dominion Bank of a majority interest in TD Banknorth, by providing a base salary increase that continues to place him in the top quartile of his established salary range.
      Executive Incentive Plan. In early 2001, the Committee approved the establishment of an Executive Incentive Plan, which was approved by our stockholders in 2002. The design of the plan was developed with the assistance of Watson Wyatt Worldwide, a global human resources consulting firm, and was reviewed by the Committee’s independent consultant at the time. The primary purpose of the Executive

Incentive Plan is to reward key executives with competitive incentives when TD Banknorth’s performance meets or exceeds internal and/or external performance criteria.
      Under the Executive Incentive Plan, TD Banknorth pays bonuses at specific targets of 100%, 70%, 65%, 65% and 65% of base salary range mid-point for the chairman, president and chief executive officer, the chief operating officer, chief banking officer, the insurance and investment division executive and the chief retail banking officer, respectively, upon achieving earnings per share results, with a maximum payout of 200%, 140%, 130%, 130% and 130% respectively. Because TD Banknorth was unable to achieve the targeted operating earnings per share growth in 2005, no bonuses were paid to any of the named executive officers for 2005.
      RSU Acquisition Grants. Pursuant to the executive officer’s respective employment or retention agreement, upon completion of The Toronto-Dominion Bank’s acquisition of a majority interest in TD Banknorth on March 1, 2005, each executive was granted restricted stock units in common shares of The Toronto-Dominion Bank with a grant date value equal to $6 million in the case of Mr. Ryan, $3 million in the case of Mr. Verrill and $2 million in the case of Messrs. Ott and Greene and Ms. Suehrstedt and certain other executive officers. In connection with the restructuring of management of TD Banknorth which was implemented in connection with the acquisition of Hudson United on January 31, 2006, it was agreed that the redemption value of grants to Ott and Greene would be $2.1 million and would be paid on March 1, 2008, subject to compliance with applicable non-compete and non-solicitation provisions. The restricted stock units awarded to the other named executive officers will vest based on the executive’s continued employment through the third anniversary of the completion of the acquisition, subject to earlier vesting upon termination of employment due to death, disability, involuntary termination other than for “cause,” as defined in the agreements, or voluntary termination by the executive for “good reason,” as defined in the agreements. However, even if the restricted stock units vest prior to the third anniversary of the completion of the acquisition, payment of the awards will be delayed until that third anniversary and will be contingent upon the executive’s compliance with the non-solicitation and non-competition provisions in the new agreements. The restricted stock units will be paid out in cash based on the per share closing price of the common shares of The Toronto-Dominion Bank on the third anniversary of the completion of the acquisition (March 1, 2008), unless the executive elects to defer the cash payment under the terms of a deferred compensation plan maintained by TD Banknorth. The number of restricted stock units that will be paid out in cash will be adjusted up or down, but not by more than 20%, to reflect the performance of TD Banknorth against an annual growth in operating earnings per share target established each year by the Committee, provided that such operating earnings per share target may not increase by more than 10% annually. Each year, one-third of the initial number of restricted stock units granted are subject to the performance factor for that year. Pursuant to the Restricted Stock Unit Plan and related participation agreements, the operating earnings per share target and performance result will, in the discretion of the Committee, take into account adjustments for items like changes in accounting methodologies, merger and consolidation charges related to the acquisition of a majority interest in us by The Toronto-Dominion Bank and acquisitions by us, extraordinary items and cost and revenue synergies between TD Banknorth and The Toronto-Dominion Bank as determined by the Committee. Our operating earnings of $2.48 per share in 2005 was above our minimum performance threshold but was less than our target performance. As a result, only 92.5% of the restricted stock units subject to the 2005 performance factor were earned in 2005.
      Equity Awards. We have traditionally awarded stock options annually at market exercise prices and have established fixed share guidelines for the annual grant of stock options to ensure comparability with the grants of stock options to executives at comparable companies. In accordance with recommendations made by Towers Perrin, which was reviewed by the Committee’s independent consultant at the time, we updated our guidelines for the annual grant of stock options in 2001, which were intended to be competitive with grants of stock options to executives of comparable companies.
      Due in part to a new requirement to expense stock options for financial reporting purposes and expected changes in market practices, we reviewed our past practices with respect to the delivery of long-

term incentives. Following this review, we decided to deliver long-term incentives to senior executives through a combination of stock options and performance-based restricted stock units settling in cash.
      Due to uncertainties associated with the pending acquisition by The Toronto-Dominion Bank of a majority interest in TD Banknorth, the Committee voted in 2004 to defer the annual 2004 grants until 30 days following completion of the The Toronto-Dominion Bank acquisition. The deferred grants for 2004 were made on March 31, 2005 and included the following combination of stock options and restricted stock unit awards payable in cash to Messrs. Ryan, Verrill, Ott and Greene and Ms. Suehrstedt: stock options for 72,500 shares to Mr. Ryan, 40,000 shares to Mr. Verrill, 32,500 shares to Mr. Ott and 27,500 shares to each of Mr. Greene and Ms. Suehrstedt; and restricted stock unit awards payable in cash for 19,725 shares to Mr. Ryan, 10,883 shares to Mr. Verrill, 8,842 shares to Mr. Ott and 7,482 shares to each of Mr. Greene and Ms. Suehrstedt. The stock options have an exercise price equal to the fair market value of the common stock on the date of grant. The stock options will vest over a period of three years, and the restricted stock unit awards will become 100% vested on the third anniversary of the date of grant, subject to earlier vesting in the event of death, disability, retirement in certain circumstances, change in control or involuntary termination without cause.
      On May 24, 2005 we granted performance-based restricted stock unit awards to certain executives. The number of target units issued, with each unit representing one share of common stock, were 22,400 to Mr. Ryan and 11,220 to each of Messrs. Verrill, Ott and Greene and Ms. Suehrstedt, respectively. The actual number of units will range from 0% to 300% of the number of target units, depending upon our compound average increase in operating earnings per share from April 1, 2005 through December 31, 2007. The number of actual units will then be adjusted downward to reflect payments under prior long-term awards for the first eight weeks of 2005 and to reflect the length of the recipient’s employment through December 31, 2007. Awards will be forfeited if the executive’s employment is terminated prior to any change in control for other than death, disability or retirement. The number of final units earned, if any, will be paid out in cash based on the closing price of a share of common stock of TD Banknorth on December 31, 2007.
      On October 25, 2005, we granted stock options to certain members of management, including options to purchase 145,000 shares, 80,000 shares, 65,000 shares, 55,000 shares and 55,000 shares to Messrs. Ryan, Verrill, Ott, Greene and Ms. Suehrstedt, respectively. The stock options will vest over a period of three years, subject to earlier vesting in the event of death, disability, retirement in certain circumstances, change in control or involuntary termination without cause.
      Stock Ownership Guidelines. In 2005, the Committee revised TD Banknorth’s share ownership guidelines to take into account the acquisition by The Toronto-Dominion Bank of a majority interest in TD Banknorth and commitments made by certain executives of TD Banknorth to comply with The Toronto-Dominion Bank’s executive share ownership guidelines. Under the revised guidelines, an executive is expected to hold shares having a value determined as a multiple of base salary. For each of the named executives, the base salary multiple is to be comprised of fifty percent ownership in TD Banknorth common stock and fifty percent ownership in The Toronto-Dominion Bank common shares. Both direct and indirect ownership (i.e., through certain family trusts) and ownership through employee benefit plans are taken into account. For Mr. Ryan and Mr. Verrill, the expected total level of investment is six times base salary, and for Messrs. Ott and Greene and Ms. Suehrstedt the expected level is two times base salary. When ownership guidelines were reviewed in 2005, all named executives met or exceeded the guidelines.
      In 2005, the Committee also revised the guidelines for non-employee director share ownership. Under the new guidelines, Class A and Class B directors are expected to hold shares of TD Banknorth and/or The Toronto-Dominion Bank having a total value equal to five times the annual retainer within five years of becoming a director, provided that common shares of The Toronto-Dominion Bank may only account for up to 50% of the aggregate value. Both direct and indirect ownership (i.e., through certain family trusts), as well as ownership through director equity plans, including the value of stock options, are taken into account. When reviewed by the Committee in 2005, all directors were in compliance with TD

Banknorth’s equity ownership guidelines for directors with the exception of Ms. Khoury, who became a director in 2002 and thus has more time to meet the applicable guidelines.
      Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, publicly-held companies such as TD Banknorth are subject to a maximum income tax deduction of $1 million with respect to annual compensation paid to any one of the chief executive officer or the other officers appearing in the Summary Compensation Table above, with certain exceptions for performance-based compensation and stock options. The Committee’s objective is to structure TD Banknorth’s executive compensation plans to maximize the deductibility of executive compensation under the Internal Revenue Code, and each of the 1996 Equity Plan, 2003 Equity Incentive Plan and Executive Incentive Plan of TD Banknorth have been structured to provide for the grant of deductible performance-based compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Internal Revenue Code. In 2005, no compensation was paid which exceeded the deductibility limit of $1.0 million.

The Human Resources and Compensation Committee:

P. Kevin Condron, Chairman
Steven T. Martin
John M. Naughton
Malcolm W. Philbrook
Wilbur J. Prezzano
Irving E. Rogers

PERFORMANCE GRAPHS
      The following graphs compare the yearly cumulative total return on the common stock over a five-year measurement period (December 31, 2000 to December 31, 2005) and a ten-year measurement period (December 31, 1995 to December 31, 2005) with (i) the yearly cumulative total return on the stocks included in the Standard & Poor’s 500 Stock Index and (ii) the yearly cumulative total return on the stocks included in the Keefe Bruyette & Woods, Inc. Index of the 50 largest commercial banking organizations in the United States. All of these cumulative returns are computed assuming an investment of $100 at the beginning of the period and the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.
Five-Year Comparison
Ten-Year Comparison

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
(Proposal Two)
      As discussed under “Relationship with Independent Registered Public Accounting Firm,” the Audit Committee of our Board of Directors has appointed Ernst & Young LLP, an independent registered public accounting firm, to perform the audit of TD Banknorth’s financial statements for the year ending December 31, 2006, and we have further directed that the selection of independent registered public accountants be submitted for ratification by stockholders at the annual meeting.
      Representatives from Ernst & Young LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
      Our Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.
STOCKHOLDER PROPOSALS
      In accordance with Rule 14a-8 under the Exchange Act, we must receive any proposals of stockholders intended to be included in our proxy statement and proxy for our annual meeting of stockholders in 2007 on or before November 30, 2006. Stockholder proposals should be sent to TD Banknorth Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Esq., Senior Executive Vice President, General Counsel and Secretary. We urge that any stockholder proposals be sent certified mail, return-receipt requested.
ANNUAL REPORTS
      A copy of our annual report on Form 10-K for the year ended December 31, 2005 accompanies this proxy statement, as does a summary annual report to stockholders for this year. These reports are not part of the proxy solicitation materials.
      Upon written request and a payment of a copying charge of ten cents per page, we will furnish to any stockholder a copy of the exhibits to the annual report on Form 10-K. Such written requests should be directed to Carol L. Mitchell, Esq., Senior Executive Vice President, General Counsel and Secretary, TD Banknorth Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540.

ANNEX A
DIRECTOR INDEPENDENCE STANDARDS
      Under our Corporate Governance Guidelines, no director qualifies as independent unless both the Nominating and Corporate Governance Committee of the Board and the Board of Directors, based on their case-by-case review of all applicable facts and circumstances, affirmatively determine that the director and his or her immediate family members and affiliates have no material relationship with TD Banknorth, which for this purpose and the independence requirements described below includes all consolidated subsidiaries and other affiliates of TD Banknorth, including without limitation The Toronto-Dominion Bank.
      Our Corporate Governance Guidelines also provide that the following standards shall be used by the Nominating and Corporate Governance Committee and our Board of Directors to establish a director’s independence:

(1) A director who is, or has been within the last three years, an employee of TD Banknorth, or whose Immediate Family member is, or has been within the last three years an executive officer of TD Banknorth, may not be deemed independent. Employment as an interim chairman or chief executive officer or other executive officer will not disqualify a director from being considered independent following that employment.

(2) A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from TD Banknorth, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim chairman or chief executive officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of TD Banknorth need not be considered in determining independence under this test.

(3) (A) A director who is, or whose immediate family member is, a current partner of a firm that is TD Banknorth’s external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on TD Banknorth’s audit within that time may not be deemed independent.

(4) A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of TD Banknorth’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.

(5) A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, TD Banknorth for property or services in an amount which, in any of the last three fiscal years of such company, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues, may not be deemed independent.

(6) A director who is a director or an executive officer, or whose immediate family member is a director or an executive officer, of a tax-exempt entity that received contributions from TD Banknorth within the last three years in an amount which, in any single fiscal year of such entity, exceeded the greater of 2% of the consolidated gross revenue of the entity or $250,000, may not be deemed independent.

In addition to the foregoing standards, our Corporate Governance Guidelines provide that in order for a member of the Audit Committee of the Board of Directors to be deemed independent, the director may not, other than in his or her capacity as a member of the Board of Directors or any of

A-1

its committees, (i) directly or indirectly accept any consulting, advisory or other compensatory fee from TD Banknorth, provided that unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with TD Banknorth (provided that such compensation is not contingent in any way on continued service), and (ii) be an affiliated person of TD Banknorth. An Audit Committee member that sits on the board of directors of TD Banknorth and an affiliate of TD Banknorth is exempt from the requirements of clause (ii) of the preceding sentence if the member, except for being a director on each such board of directors, otherwise meets the independence requirements of clause (i) of the preceding sentence for each such entity, including the receipt of only ordinary course compensation for serving as a member of the board of directors, audit committee or any other board committee of each such entity.

      Our Corporate Governance Guidelines also contain provisions under which we evaluate any extension of credit or other banking or commercial relationships between TD Banknorth and a director or his or her affiliates.
      For the purpose of our Corporate Governance Guidelines:

•	an “affiliate” of, or “affiliated” with, a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the specified person or company by means of the direct or indirect possession of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise;

•	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended; and

•	“immediate family” means a person’s spouse, civil union partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) who shares such person’s home, but excludes any person who is no longer an immediate family member as a result of legal separation or divorce or death or incapacitation.

A-2

TD BANKNORTH INC.
REVOCABLE PROXY
Annual Meeting of Stockholders
May 9, 2006
This Proxy is solicited on behalf of the Board of Directors.
     The undersigned, as a holder of common stock of TD Banknorth Inc., hereby appoints each of O. William Robertson and Roger Percival as Proxies, each with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of common stock of TD Banknorth which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, May 9, 2006, at 10:30 a.m., Eastern Time, or any adjournment thereof.
     This Proxy may be revoked at any time before it is exercised.
     Shares of common stock of TD Banknorth will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the election of the Board of Directors’ Class A nominees to the Board of Directors and “FOR” the other proposal set forth on the reverse side. If any other matter is properly presented at the annual meeting of stockholders, this Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.
IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

      Choose MlinkCM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY VOTING INSTRUCTIONS
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail

http://www.proxyvoting.com/bnk Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☑

2. Proposal to ratify the appointment of Ernst & Young LLP
as TD Banknorth Inc.’s independent registered public accounting firm for the year ending December 31, 2006.

FOR AGAINST ABSTAIN
☐ ☐ ☐
1. Proposal to elect Class A directors:

CLASS A NOMINEES:

☐ FOR ALL NOMINEES	Robert G. Clarke	Irving E. Rogers, III	3. In their discretion, upon any other matter that may properly come
	P. Kevin Condron	David A. Rosow	before the annual meeting of stockholders or any adjournment thereof.
☐ WITHHOLD AUTHORITY	John Otis Drew	William J. Ryan
FOR ALL NOMINEES	Brian M. Flynn	Curtis M. Scribner
	Joanna T. Lau	Peter G. Vigue	The Board of Directors of TD Banknorth recommends a vote “FOR”
☐ FOR ALL EXCEPT	Dana S. Levenson	Gerry S. Weidema	each of the nominees for Class A Director and “FOR” the other
(See instructions below)	Steven T. Martin		proposal. Such votes are hereby solicited by the Board of Directors.
John M. Naughton

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write that person’s name in the space below.
Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

To change the address on your account, please check the box at the right and indicate           ☐
your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of	Date	Signature of	Date
Stockholder		Stockholder

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.

March 30, 2006
To:   Participants in the 401(k) Plan of TD Banknorth Inc.
     As described in the enclosed materials, your proxy as a stockholder of TD Banknorth Inc. is being solicited in connection with the proposals to be considered at our annual meeting of stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of common stock of TD Banknorth allocated to your account(s) under our 401(k) Plan will be voted.
     Enclosed with this letter is the proxy statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) under the 401(k) Plan, and a stamped, pre-addressed return envelope. After you have reviewed the proxy statement, I urge you to vote your shares in the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided to Mellon Investor Services LLC, our transfer agent, or voting by telephone or via the Internet as described on the ballot. Your voting instructions will remain completely confidential. Only our transfer agent will have access to your voting instructions in order to certify the totals for the 401(k) Plan to TD Banknorth, N.A., which acts as Trustee for the plan, for the purpose of having those shares voted. No person associated with TD Banknorth Inc. or TD Banknorth, N.A. will see the individual voting instructions.
     I urge each of you to vote, as a means of participating in the governance of the affairs of TD Banknorth. If your voting instructions are not received, the shares allocated to your account(s) in the 401(k) Plan will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Sincerely yours, William J. Ryan Chairman, President and Chief Executive Officer

TD BANKNORTH INC.
Annual Meeting of Stockholders
May 9, 2006
This Ballot is solicited on behalf of the Board of Directors.
     The undersigned, as a holder of common stock of TD Banknorth Inc. pursuant to the TD Banknorth Inc. 401(k) Plan, hereby instructs TD Banknorth, N.A., as Trustee for the 401(k) Plan, to vote as designated on the reverse of this card all of the shares of common stock of TD Banknorth which the undersigned holds pursuant to the 401(k) Plan at the annual meeting of stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, May 9, 2006, at 10:30 a.m., Eastern Time, or any adjournment thereof.
     Shares of common stock of TD Banknorth will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares will be voted “FOR” the election of the Board of Directors’ nominees for Class A director and “FOR” the other proposal set forth on the reverse side. If you do not return this ballot, shares held by you pursuant to the 401(k) Plan will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties.
IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

401(K) PLAN VOTING INSTRUCTIONS
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot.

Internet		Telephone		Mail

http://www.proxyvoting.com/bnk1 Use the Internet to vote. Have your ballot in hand when you access the web site.	OR	1-866-540-5760 Use any touch-tone telephone to vote. Have your ballot in hand when you call.	OR	Mark, sign and date your ballot and return it in the enclosed postage-paid envelope.

If you vote your ballot by Internet or by telephone,
you do NOT need to mail back your ballot card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☑

2. Proposal to ratify the appointment of Ernst & Young LLP
as TD Banknorth Inc.’s independent registered public accounting firm for the year ending December 31, 2006.

FOR AGAINST ABSTAIN
☐ ☐ ☐
1. Proposal to elect Class A directors:

CLASS A NOMINEES:

☐ FOR ALL NOMINEES	Robert G. Clarke	Irving E. Rogers, III	3. In their discretion, upon any other matter that may properly come
	P. Kevin Condron	David A. Rosow	before the annual meeting of stockholders or any adjournment thereof.
☐ WITHHOLD AUTHORITY	John Otis Drew	William J. Ryan
FOR ALL NOMINEES	Brian M. Flynn	Curtis M. Scribner
	Joanna T. Lau	Peter G. Vigue	The Board of Directors of TD Banknorth recommends a vote “FOR”
☐ FOR ALL EXCEPT	Dana S. Levenson	Gerry S. Weidema	each of the nominees for Class A Director and “FOR” the other
(See instructions below)	Steven T. Martin		proposal. Such votes are hereby solicited by the Board of Directors.
John M. Naughton

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write that person’s name in the space below.
Note: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.

To change the address on your account, please check the box at the right and indicate           ☐
your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of	Date	Signature of	Date
Stockholder		Stockholder

Note:	Please sign exactly as your name or names appear on this Ballot. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.

March 30, 2006
To:   Participants in the Hudson United Bancorp and Subsidiaries Savings and Investment Plan
     As described in the enclosed materials, your proxy as a stockholder of TD Banknorth Inc. is being solicited in connection with the proposals to be considered at our annual meeting of stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of common stock of TD Banknorth allocated to your account(s) under the Hudson United Bancorp and Subsidiaries Savings and Investment Plan (the “Plan”) will be voted.
     Enclosed with this letter is the proxy statement, which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) under the Plan, and a stamped, pre-addressed return envelope. After you have reviewed the proxy statement, I urge you to vote your shares in the Plan by marking, dating, signing and returning the enclosed voting instruction ballot in the envelope provided to Mellon Investor Services LLC, our transfer agent, or voting by telephone or via the Internet as described on the ballot. Your voting instructions will remain completely confidential. Only our transfer agent will have access to your voting instructions in order to certify the totals for the Plan to Wells Fargo Bank, N.A., which acts as Trustee for the Plan, for the purpose of having those shares voted. No person associated with TD Banknorth Inc. or TD Banknorth, N.A. will see the individual voting instructions.
     I urge each of you to vote, as a means of participating in the governance of the affairs of TD Banknorth. If your voting instructions are not received, the shares allocated to your account(s) in the Plan will not be voted by the Trustee. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Sincerely yours, William J. Ryan Chairman, President and Chief Executive Officer

TD BANKNORTH INC.
Annual Meeting of Stockholders
May 9, 2006
This Ballot is solicited on behalf of the Board of Directors.
     The undersigned, as a holder of common stock of TD Banknorth Inc. pursuant to the Hudson United Bancorp and Subsidiaries Savings and Investment Plan, hereby instructs Wells Fargo Bank, N.A., as Trustee for the Plan, to vote as designated on the reverse of this card all of the shares of common stock of TD Banknorth which the undersigned holds pursuant to the Plan at the annual meeting of stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, May 9, 2006, at 10:30 a.m., Eastern Time, or any adjournment thereof.
     Shares of common stock of TD Banknorth will be voted as specified. If you return this ballot properly signed but do not otherwise specify, shares will be voted “FOR” the election of the Board of Directors’ nominees for Class A director and “FOR” the other proposal set forth on the reverse side. If you do not return this ballot, shares held by you pursuant to the Plan will not be voted by the Trustee.
IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

HUDSON UNITED BANCORP AND SUBSIDIARIES SAVINGS AND INVESTMENT PLAN VOTING INSTRUCTIONS
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your ballot.

Internet		Telephone		Mail

http://www.proxyvoting.com/bnk1 Use the Internet to vote. Have your ballot in hand when you access the web site.	OR	1-866-540-5760 Use any touch-tone telephone to vote. Have your ballot in hand when you call.	OR	Mark, sign and date your ballot and return it in the enclosed postage-paid envelope.

If you vote your ballot by Internet or by telephone,
you do NOT need to mail back your ballot card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☑

2. Proposal to ratify the appointment of Ernst & Young LLP
as TD Banknorth Inc.’s independent registered public accounting firm for the year ending December 31, 2006.

FOR AGAINST ABSTAIN
☐ ☐ ☐
1. Proposal to elect Class A directors:

CLASS A NOMINEES:

☐ FOR ALL NOMINEES	Robert G. Clarke	Irving E. Rogers, III	3. In their discretion, upon any other matter that may properly come
	P. Kevin Condron	David A. Rosow	before the annual meeting of stockholders or any adjournment thereof.
☐ WITHHOLD AUTHORITY	John Otis Drew	William J. Ryan
FOR ALL NOMINEES	Brian M. Flynn	Curtis M. Scribner
	Joanna T. Lau	Peter G. Vigue	The Board of Directors of TD Banknorth recommends a vote “FOR”
☐ FOR ALL EXCEPT	Dana S. Levenson	Gerry S. Weidema	each of the nominees for Class A Director and “FOR” the other
(See instructions below)	Steven T. Martin		proposal. Such votes are hereby solicited by the Board of Directors.
John M. Naughton

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write that person’s name in the space below.
Note: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.

To change the address on your account, please check the box at the right and indicate           ☐
your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of	Date	Signature of	Date
Stockholder		Stockholder

Note:	Please sign exactly as your name or names appear on this Ballot. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.